STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT ("Agreement"), dated as of the 18th day of January, 2001, among PERMA-FIX ENVIRONMENTAL SERVICES, INC., a Delaware corporation ("Perma-Fix"); EAST TENNESSEE MATERIALS AND ENERGY CORPORATION, a Tennessee corporation ("M&EC"); PERFORMANCE DEVELOPMENT CORPORATION, a Tennessee corporation ("PDC"); JOE W. ANDERSON, an individual ("Joe Anderson"); RONALD W. ANDERSON, an individual ("Ron Anderson"); M. JOY ANDERSON, an individual; RUSSELL R. and CINDY E. ANDERSON, individuals; CHARITABLE REMAINDER UNITRUST OF WILLIAM PAUL COWELL, KEVIN COWELL, TRUSTEE; JOE B. and ANGELA H. FINCHER, individuals; KEN-TEN PARTNERS, a Tennessee partnership; MICHAEL W. LIGHT, an individual; MANAGEMENT TECHNOLOGIES, INCORPORATED, a Tennessee corporation; M&EC 401(K) PLAN AND TRUST, a qualified retirement plan; PDC 401(K) PLAN AND TRUST, a qualified retirement plan; ROBERT N. PARKER, an individual; JAMES C. POWERS, an individual; RICHARD WILLIAM SCHENK, TRUSTEE OF THE RICHARD SCHENK TRUST DATED NOVEMBER 5, 1998; TALAHI PARTNERS, a Tennessee partnership; HILLIS ENTERPRISES, INC., a Tennessee corporation ("Hillis"); TOM PRICE and VIRGINIA PRICE, both individuals (the "Prices"); THOMAS JOHN ABRAHAM, JR. and DONNA FERGUSON ABRAHAM, both individuals (the "Abraham's") (collectively, all of the above individuals and entities are referenced to herein as the "Stockholders"), and Bill J. Hillis, an individual ("Bill Hillis");

W I T N E S S E T H:

     WHEREAS, the Stockholders are the owners of all of the issued and outstanding shares of capital stock of M&EC, consisting of 2,064,700 shares of common stock, no par value (the "Common Stock"), and of 270,487 shares of Series A Cumulative Preferred Stock (the "Series A Preferred");

      WHEREAS, prior to Closing (as defined), all of M&EC's issued and outstanding Series A Cumulative Preferred Stock ("Series A Preferred") shall be converted into Common Stock on the basis of three shares of Common Stock for every share of Series A Preferred.

      WHEREAS, as of Closing, the issued and outstanding Common Stock shall amount to all of the capital stock of M&EC, and there are not and shall not at the closing be any issued and outstanding securities, notes or other instruments convertible or exercisable into any capital stock of M&EC as of the Closing Date (as defined);

     WHEREAS, prior to the Closing of the transactions contemplated by this Agreement (the "Closing") the Certificate of Incorporation of M&EC shall be amended through the filing of an Amended and Restated Charter for M&EC (the "Amended Charter"), a copy of which is attached hereto as Exhibit "A," with the Tennessee Secretary of State, to provide, among other things, that (i) sufficient Common Stock shall be authorized to allow and to provide the Stockholders to convert the outstanding Series A Preferred into

Common Stock prior to the Closing, (ii) M&EC is authorized to issue a new series of preferred stock, to be designated as "Series B Preferred Stock" (the "Series B Preferred"), with the Series B Preferred containing such terms, conditions, restrictions and provisions as set forth in the Amended Charter;

     WHEREAS, on or prior to Closing, M&EC shall amend its Charter by filing with the Secretary of State of Tennessee a Certificate of Elimination (the "Series A Certificate of Elimination"), attached hereto as Exhibit "B," that such Series A Preferred is thereby eliminated;

     WHEREAS, the parties desire that at the closing Perma-Fix purchase 80% of the issued and outstanding shares of Common Stock of M&EC, and the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with such transactions contemplated hereby;

     WHEREAS, the parties hereto desire that M&EC purchase 20% of the issued and outstanding shares of Common Stock of M&EC;

     WHEREAS, the shares of Common Stock purchased by Perma-Fix and M&EC shall represent one hundred percent (100%) of the issued and outstanding shares of capital stock of M&EC;

     WHEREAS, as of the date of this Agreement, the total amount of M&EC's Outstanding Obligations (excluding any amounts owed to Perma-Fix) shall not exceed the sum of $10,483,000;

     WHEREAS, the total amount of the Outstanding Obligations of M&EC, excluding amounts owed to Perma-Fix, shall not exceed $8,365,000 as of the Closing;

     WHEREAS, each Stockholder has approved the execution, delivery and performance by such Stockholder of this Agreement and the transaction contemplated hereunder and the obligations of such Stockholder hereunder;

     WHEREAS, M&EC has approved the execution, delivery and performance by M&EC of this Agreement and the transaction contemplated hereunder and the obligations of M&EC hereunder;

     WHEREAS, in reliance upon the representations made by the Stockholders in this Agreement and the Investors' Questionnaires completed prior to Closing by the Stockholders ("Investors' Questionnaires") and the holders of debt of M&EC which is being exchanged for Common Stock on or prior to the Closing pursuant to this Agreement, the transactions contemplated by this Agreement are such that the offer and exchange of securities by Perma-Fix hereunder will be exempt from registration under applicable federal securities laws since this is a private placement and intended to be a nonpublic offering pursuant to Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act;

     WHEREAS, in order to induce Perma-Fix to enter into this Agreement, certain Stockholders have agreed to certain covenants to maintain the confidentiality of information they have received from M& EC and Perma-Fix, pursuant to the terms of this Agreement;

     WHEREAS, Perma-Fix has previously loaned (the "Prior Perma-Fix Loans") $1,324,000 to M&EC on or prior to the date of this Agreement and intends to make certain other loans (the "Additional Perma-Fix Loans") to M&EC prior to Closing for the purpose of funding certain overdue obligations and resolving certain creditor issues of M&EC;

     WHEREAS, prior to or at Closing M&EC shall execute a certain Promissory Note or Promissory Notes (collectively, the "M&EC Promissory Notes"), the form of which is attached hereto as Exhibit C, in favor of Perma-Fix, in the aggregate principal amount of the total of the Prior Loans, the Additional Loans, and all interest accrued from the date each loan was made until the date of execution of the applicable M&EC Promissory Note;

     WHEREAS, prior to or at Closing M&EC shall execute a Security Agreement ("M&EC Security Agreement"), the form of which is attached hereto as Exhibit D, granting to Perma-Fix a security interest in its assets as security for meeting its obligations under the M&EC Promissory Notes, including but not limited to, the obligation of repayment in full of the aggregate principal amount under the M&EC Promissory Notes;

     WHEREAS, prior to or at Closing M&EC shall execute and file a Financing Statement or UCC-1, as applicable (the "Financing Statement"), a copy of which is attached hereto as Exhibit E, in all applicable jurisdictions which will perfect the interests granted to Perma-Fix under the M&EC Security Agreement;

     WHEREAS, on or prior to the Closing, M&EC and the applicable Stockholders shall agree that the Related Party Debt with M&EC shall be exchanged for shares of Perma-Fix Common Stock pursuant to the terms hereof and from and after the Closing Date there shall be no outstanding Related Party Debt or as otherwise satisfactory to Perma-Fix;

     WHEREAS, at Closing, M&EC and the applicable Stockholders shall amend the promissory notes and other documentation regarding the Long Term Debt to reflect the items noted in the previous WHEREAS clause;

     WHEREAS, at the Closing any and all obligations due from M&EC to Ray Bell Construction Company ("Ray Bell") must be exchanged for shares of Perma-Fix Common Stock based on $1.50 per share, and from and after the Closing M&EC shall have no obligations to Ray Bell;

     WHEREAS, the Board of Directors of Perma-Fix has approved and adopted this Agreement; and

WHEREAS, the Board of Directors of M&EC and the Stockholders of M&EC have approved the execution, delivery and performance by M&EC of this Agreement and the transaction contemplated thereunder and the obligations of M&EC thereunder.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, representations and warranties herein contained, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

          For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

1.1  "Additional Perma-Fix Loans" has the meaning as defined in the fifteenth WHEREAS clause of this Agreement;

1.2  "Affiliate" has the meaning set forth in Rule 405 promulgated under the Securities Act, whether or not such is an Affiliate now or becomes an Affiliate after the date hereof.

1.3  "Amended Charter" has the meaning defined in the fourth WHEREAS clause of this Agreement.

1.4  "Common Stock" has the meaning defined in the first WHEREAS clause of this Agreement.

1.5  "Closing" has the meaning defined in the second WHEREAS clause of this Agreement.

1.6  "Closing Date" has the meaning as specified in Section 2.2 hereof.

1.7  "Code" means the Internal Revenue Code of 1986, as amended.

1.8  "Controlling Stockholders" means Joe Anderson, Bill Hillis, and PDC.

1.9  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

1.10 "ERISA M&EC Liability" means any and all damages, claims, demands, debts, actions, causes of action, suits, contracts, agreements, obligations, accounts, interest, penalties, excise taxes, defenses and liabilities of any kind or character whatsoever, known or unknown or accrued, absolute or contingent, of M&EC under ERISA or relating to or in connection with any Plans.

1.11 "ERISA PDC/MTI Liability" means any and all damages, claims, demands, debts, actions, causes of action, suits, contracts, agreements, obligations, accounts, interest, penalties, excise taxes, defenses and liabilities of PDC and/or MTI of any kind or character whatsoever, known or unknown or accrued, absolute or contingent, under ERISA or relating to or in connection with any Plans.

1.12 "ERISA M&EC Resolution Agreement" means that certain resolution agreement among M&EC and the appropriate Governmental Authorities regarding the resolution of the ERISA M&EC Liability, the form and content of all of which (i) must be satisfactory to Perma-Fix in its sole discretion, and (ii) must not be contingent upon any conditions outside the control of M&EC, including, but not limited to, future payments by, or failure to make payments by, PDC and/or MTI under the ERISA PDC/MTI Resolution Agreement.

1.13 "ERISA PDC/MTI Resolution Agreement" means that certain resolution agreement among PDC, MTI and the appropriate Governmental Authorities regarding (i) the resolution of the ERISA PDC/MTI Liability for any and all acts and activities prior to the date of this Agreement, and (ii) the release of M&EC from any and all ERISA PDC/MTI Liability, the form and content of all of which (a) must be satisfactory to Perma-Fix in its sole discretion and (b) must not obligate M&EC or Perma-Fix under the ERISA PDC/MTI Resolution Agreement.

1.14 "Environmental Laws" mean all federal, state, and local environmental, health, and safety Laws, codes, ordinances and all rules and regulations promulgated thereunder, including, without limitation, Laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic, radioactive or hazardous substances or wastes (including, without limitation, air, surface water, groundwater, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, petroleum products or industrial, solid, toxic or hazardous or radioactive substances or wastes. Environmental Laws include, without limitation, (i) the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C. Section 1251, et seq.; (ii) the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601, et seq.; (iii) the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901, et seq.; (iv) the Clean Air Act ("Clean Air Act"), 42 U.S.C. Section 7401, et seq; (v) the Toxic Substances Control Act ("TSCA"), 15 U.S.C. Section 201, et seq.; (vi) the Tennessee Waste Management Act, (vii) the Atomic Energy Act of 1954, as amended, (viii) the Tennessee Air Quality Act; (ix) the Hazardous Materials Transportation Act; (x) the Energy Reorganization Act of 1974; (xi) any and all other analogous state and local statutes; and, (xii) all rules and regulations promulgated under any of the foregoing.

1.15  Intentionally left blank.

1.16  "Facility" means the Real Property (as defined below) operated and leased by M&EC, located at East Tennessee Technology Park, Building K-1200, 1014 Avenue D, Oak Ridge, Tennessee 37835 and described in Schedule F attached hereto.

1.17  "Financing Statement" has the meaning defined in the eighteenth WHEREAS clause of this Agreement.

1.18  "GAAP" means United States generally accepted accounting principles.

1.19  "Governmental Authority" means any agency, instrumentality, department, commission, court, tribunal or board of any government, whether foreign or domestic and whether national, federal, state, provincial, or local.

1.20  "IRS" means the United States Internal Revenue Service.

1.21  "IRS M&EC Claims" means any and all damages, claims, demands, debts, actions, causes of action, suits, contracts, agreements, obligations, accounts, interest, penalties, excise taxes, defenses and liabilities of any kind or character whatsoever, known or unknown or accrued, absolute or contingent, relating to or in connection with any and all Taxes remittable by, or due from, M&EC or for which M&EC may be liable.

1.22  "IRS PDC/MTI Claims" means any and all damages, claims, demands, debts, actions, causes of action, suits, contracts, agreements, obligations, accounts, interest, penalties, excise taxes, defenses and liabilities of any kind or character whatsoever, known, unknown or accrued, absolute or contingent relating to or in connection with any and all Taxes remittable by, or due from PDC or MTI, or for which PDC or MTI may be liable.

1.23  "IRS Settlement Agreement" means that certain valid and binding settlement agreement or agreements, as the case may be, between the IRS and M&EC regarding the settlement of the IRS M&EC Claims between the IRS and M&EC, the form and content of all of which (a) must be satisfactory to Perma-Fix in its sole discretion, and (b) must not be contingent upon any conditions outside the control of M&EC, including, but not limited to, future payments, or failure to make payments by, PDC and/or MTI under the IRS PDC/MTI Settlement Agreement.

1.24  "IRS PDC/MTI Settlement Agreement" means that certain settlement agreement or agreements, as the case may be, among M&EC, PDC, MTI and the IRS regarding (a) the settlement of the IRS PDC/MTI Claims for activities prior to the Closing Date and (b) the release of M&EC from any and all IRS PDC/MTI Claims for activities before and after the Closing, all of which (i) must be satisfactory to Perma-Fix in its sole discretion and (ii) must not obligate M&EC or Perma-Fix under the IRS PDC/MTI Settlement Agreement.

1.25  "Intellectual Property Rights" has the meaning as defined in Section 4.10 of this Agreement.

1.26  "Investors' Questionnaires" collectively means those certain questionnaires to be completed by each Stockholder and Ray Bell.

1.27  "Jefferson Facility" means the real property, land, buildings, improvements and structures leased by PDC, located at 109 Jefferson Avenue, Oak Ridge, Tennessee.

1.28  "Laws" mean any and all federal, state and local laws, rules, regulations, codes, orders, ordinances, judgments, injunctions and decrees.

1.29  "Liens" mean all security interests, liens, mortgages, claims, charges, pledges, restrictions, equitable interests, easements, property rights or encumbrances of any nature.

1.30  "Material" or "Materiality" means having a material adverse effect on the financial condition, business, operations or prospects of M&EC or on the ability of the parties to consummate the transaction contemplated by the Agreement.

1.31  "M&EC Preferred Stock" means the M&EC Series A Cumulative Preferred Stock.

1.32  "M&EC Promissory Notes" has the meaning defined in the sixteenth WHEREAS clause of this Agreement.

1.33  "M&EC Security Agreement" has the meaning defined in the seventeenth WHEREAS clause of this Agreement.

1.34  "MTI" means Management Technologies, Incorporated, a Tennessee corporation and an affiliate of PDC.

1.35  "Outstanding Obligations" means any and all claims, demands, liabilities, obligations, accounts, contracts, debts, actions or causes of action, known or unknown, contingent or absolute, due by or against M&EC of any kind or character arising due to any or all of the acts, actions or activities of M&EC occurring or arising on or prior to the Closing, including, but not limited to, the amounts due to Perma-Fix by M&EC.

1.36  "Perma-Fix Common Stock" has the meaning as defined in Section 3.1.1 thereof.

1.37  "Plans" means Plans (as defined in Section 3(3) of ERISA) and other retirement, profit-sharing, deferred compensation, bonus, stock option, stock purchase and Plans and arrangements (individually, a "Plan", and collectively, the "Plans") in which the employees of any of M&EC, MTC, and or PDC or any of their Affiliates participate.

1.38  "Prior Perma-Fix Loans" has the meaning defined in the fifteen WHEREAS clause of this Agreement.

1.39  "Ray Bell" means the Ray Bell Construction Company, a Tennessee corporation.

1.40  "Real Property" means all real property, land, buildings, improvements and structures owned or leased by M&EC including, but not limited to the ETTP Facility, but excluding the Jefferson Facility.

1.41  "Related Party Debt" means all Outstanding Obligations due from M&EC to any and all of the Stockholders.

1.42  "Returns" mean all returns, declaration, reports, estimates, information returns and statements required to be filed with or supplied to any taxing authority in connection with any Taxes.

1.43  "SEC" means the U.S. Securities and Exchange Commission.

1.44  "Securities Act" means the Securities Act of 1933, as amended.

1.45  "Series A Certificate of Elimination" has the meaning defined in the fifth WHEREAS clause of this Agreement.

1.46  "Series A Preferred" has the meaning defined in the first WHEREAS clause of this Agreement.

1.47  "Series B Preferred" has the meaning defined in the fourth WHEREAS clause of this Agreement.

1.48  "Shares" means all of the shares of Common Stock of M&EC of whatsoever character and description.

1.49  "Stockholders" has the meaning defined above in the introductory paragraph of the Agreement.

1.50  "Subsidiaries" means all corporations fifty percent (50%) or more of the common stock or other form of equity of which shall be owned, directly or indirectly through one or more intermediaries, by another corporation.

1.51  "Taxes" mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, real and personal property, sales, transfer, license, withholding, payroll and franchise taxes, imposed by or required to be paid by any Governmental Authority or any Laws and shall include any interest, sanctions, penalties or additions to tax attributable to any of the foregoing.

ARTICLE 2

THE ACQUISITION

2.1  Acquisition of M&EC.

       2.1.1  At the Closing, the Stockholders (other than Hillis) shall sell, assign, transfer, and convey to Perma-Fix, and Perma-Fix shall purchase from the Stockholders, an amount of the Common Stock representing 80% of the issued and outstanding shares of Common Stock at the Closing (other than Hillis), free and clear of any and all Liens, pursuant and subject to the terms of this Agreement.

        2.1.2  At the Closing, Hillis shall sell, assign, transfer and convey to Perma-Fix, and Perm-Fix shall purchase from Hillis, all of the issued and outstanding shares of Common Stock owned (beneficially and of record) by Hillis, free and clear of any and all Liens, pursuant to the terms of this Agreement.

        2.1.3  At the Closing, the Stockholders (other than Hillis) shall sell, assign, transfer and convey to M&EC, and M&EC shall purchase from the Stockholders (other than Hillis), an amount of the Common Stock representing 20% of the issued and outstanding shares of Common Stock owned by the Stockholders (other than Hillis), free and clear of any and all Liens, pursuant to and subject to the terms of this Agreement.

        2.1.4  At the Closing, the shares of Common Stock to be purchased by Perma-Fix and M&EC shall represent 100% of the issued and outstanding shares of capital stock of M&EC. There is no outstanding, and at the Closing there shall be no outstanding, contractual obligations or outstanding agreements, options, warrants, rights to subscribe for or purchase or otherwise receive from M&EC or any other party any of M&EC's capital stock or other securities of any kind or description of M&EC (including, but not limited to, Common Stock).

2.2  Closing. The Closing will take place at 10 a.m., Eastern Standard Time, pursuant to the terms of this Agreement, on a date within 60 days from the date hereof as determined by Perma-Fix (the "Closing Date"), which shall be no later than five business days after the last condition precedent required by Article 9 is complied with, at the offices of William E. Mason, Esquire, located in Knoxville, Tennessee, unless another date, place or time is agreed to in writing by Perma-Fix and M&EC.

ARTICLE 3

CONSIDERATION FOR SHARES

3.1  Purchase Price.

        3.1.1  Subject to the terms of this Agreement, at the Closing Perma-Fix shall pay the following consideration for the shares of Common Stock (other than the shares of Common Stock owned by Hillis), as follows: delivery by Perma-Fix of $2,826,932 in the form of shares of Perma-Fix Common Stock, par value $.001 per share ("Perma-Fix Common Stock"), with the number of shares of Perma-Fix Common Stock to be issued being determined by dividing $2,826,932 by $1.50, with each Stockholder (other than Hillis) receiving that portion of such Perma-Fix Common Stock determined on a pro-rata basis based on the number of shares of Common Stock of M&EC such Stockholder (other than Hillis) owns at the Closing as compared to all of the issued and outstanding shares of Common Stock at the Closing.

      3.1.2  Subject to the terms of this Agreement, at the Closing, Perma-Fix shall pay Hillis for all of Hillis' shares of Common Stock the sum of $200,000 in the form of shares of Perma-Fix Common Stock, with the number of shares of Perma-Fix Common Stock to be issued being determined by dividing $200,000 by $1.50.

      3.1.3  Subject to the terms of this Agreement, at the Closing M&EC shall pay the following consideration for its 20% of the Common Stock (other than shares of Common Stock owned by Hillis) as follows: delivery by M&EC of 1,467,396 shares of Series B Preferred, with such Series B Preferred containing such terms, conditions, restrictions and provisions set forth in the Amended Charter, with each share of Series B Preferred having a liquidation preference of $1.00 per share, and with each Stockholder (other than Hillis) receiving that portion of such Series B Preferred determined on a pro-rata basis based on the number of shares of Common Stock of M&EC owned by such Stockholders as compared to all of the issued and outstanding shares of Common Stock at the Closing.

3.2    Exchange of Shares for the Purchase Price. The procedure for the Stockholders exchanging all of their outstanding shares for the purchase price pursuant to this Agreement is as follows: at the Closing, the Stockholders (which are the beneficial and record owners of all of the issued and outstanding shares) shall deliver to Perma-Fix certificates representing all of the Stockholders' issued and outstanding Shares, duly and validly endorsed, in blank, with signatures guaranteed by a national bank or investment banking firm. At the Closing, Perma-Fix shall deliver to the Stockholders certificates representing the purchase price referenced in Section 3.1.1 and 3.1.2 hereof.

ARTICLE 4

REPRESENTATIONS, WARRANTIES AND COVENANTS
OF THE CONTROLLING STOCKHOLDERS

       The Controlling Stockholders, jointly and severally, represent, warrant and covenant to Perma-Fix that, as of the date of this Agreement and as of the Closing, the following:

4.1     Organization of PDC. PDC is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has the corporate power to own its properties and to carry on its business as is now being conducted

4.2     Organization of M&EC. M&EC is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has the corporate power to own its properties and to carry on its business as is now being conducted. M&EC is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or the character of the property owned, leased or used by it makes such qualification necessary. A list of all such jurisdictions, separately shown and indicated, is set forth on Schedule 1 attached hereto.

4.3     Capital Stock of M&EC at Signing and Closing.

          4.3.1  As of the date of this Agreement (the "Signing Date"), the authorized capital stock of M&EC consists solely of (i) four million (4,000,000) shares of Common Stock, of which 2,064,700 shares are issued and outstanding, all of which issued and outstanding shares of Common Stock are owned of record and beneficially by the Non-Party Stockholders and the Stockholders; (ii) 500,000 shares of Series A Preferred Stock, of which 270,487 shares are issued and outstanding. All of the issued and outstanding shares of Common Stock are (i) validly authorized and issued, (ii) fully paid and nonassessable and (iii) free and clear of any and all liens. Subsequent to June 30, 2000, M&EC has not declared or paid any dividend, or declared or made any distribution on, or authorized the creation or issuance of, or issued, or authorized or effected any split-up or any other recapitalization of, any of its capital stock, or directly or indirectly redeemed, purchased or otherwise acquired any of their respective outstanding capital stock or agreed to take any such action. As of the Signing Date, there are no outstanding contractual obligations of M&EC to repurchase, redeem or otherwise acquire any of its outstanding shares of capital stock. As of the Signing Date, there are no outstanding agreements, options, warrants or rights to subscribe for or purchase or otherwise receive from M&EC or any other party any of M&EC's capital stock or other securities of any kind or description of M&EC.

      4.3.2     Capital Stock of M&EC at Closing. The Controlling Stockholders covenant and agree, jointly and severally, that as of the Closing, the authorized capital stock of M&EC shall consist solely of (i) four million (4,000,000) shares of Common Stock, of which 2,876,161_ shares are issued and outstanding, all of which issued and outstanding shares of Common Stock are owned of record and beneficially by the Non-Party Stockholders and the Stockholders; (ii) 1,467,396 shares of Series B Preferred Stock, all of which are or shall be held by the Stockholders. No shares of Common Stock, Series A Preferred Stock, or Series B Preferred Stock (collectively, the "M&EC Capital Stock") shall be held in treasury or reserved for issuance at a later date as of the Closing. As of Closing, all of the issued and outstanding shares of M&EC Capital Stock shall be (i) validly authorized and issued, (ii) fully paid and nonassessable and (iii) free and clear of any and all Liens. Subsequent to the Signing Date through the Closing Date, M&EC shall not declare or pay any dividend, or declare or make any distribution on, or authorize the creation or issuance of, or issue, or authorize or effect any split-up or any other recapitalization of, any of its capital stock, or directly or indirectly redeemed, purchased or otherwise acquired any of their respective outstanding capital stock or agreed to take any such action. As of Closing, there shall be no outstanding contractual obligations of M&EC to repurchase, redeem or otherwise acquire any of its outstanding shares of capital stock. As of Closing, there shall be no outstanding agreements, options, warrants or rights to subscribe for or purchase from or otherwise receive from M&EC or any other party any of M&EC's Capital Stock or other securities of any kind or description of M&EC.

4.4     Ownership Interests in Securities. Set forth on Schedule 2 attached hereto is a list of all equity or ownership interests in, and all bonds and debentures of, other business enterprises which M&EC owns and such Schedule indicates any such interests which are held subject to any legal, contractual or other limitations or restrictions on the right to resell the same.

4.5     Financials; Liabilities and Net Worth.

          4.5.1     Financial Statements. M&EC has previously furnished Perma-Fix with a true and correct copy of (i) the audited financial statements of M&EC and its Subsidiaries on a combined basis for the fiscal year ended December 31, 1998 ("Audited Financial Statements"), consisting of, among other things (a) a balance sheet as of December 31, 1998, and (b) statement of income and related earnings for the fiscal year ended December 31, 1998 and (ii) the unaudited financial statements of M&EC and its Subsidiaries for the fiscal year ended December 31, 1999, ("Unaudited Financial Statements"), consisting of, among other things (y) a balance sheet as of December 31, 1999, and (z) statement of income and related earnings for the fiscal year ended December 31, 1999. The Unaudited Financial Statements are true, correct and complete in all Material respects and fairly present the financial conditions and results of operations of M&EC and its Subsidiaries on a combined basis as of the date thereof. The Audited Financial Statements have been prepared in accordance with GAAP and present fairly the financial condition of M&EC as of such dates and the results of operations of M&EC for such periods. For the purposes of this Agreement, the Audited Financial Statements and Unaudited Financial Statements (together, the "Financial Statements") shall be deemed to include any notes to such financial statements. The Financial Statements have been prepared in conformity with GAAP, consistently applied throughout the periods indicated and on a basis consistent with prior periods.

            4.5.2     Liabilities. Except as set forth in Schedule 3 attached hereto, M&EC does not have any liabilities or obligations either accrued, absolute, contingent, known or unknown, matured or unmatured, or otherwise, which have not been:

                         4.5.2.1     reflected in the Financial Statements; or

                         4.5.2.2     incurred consistent with past practices of M&EC in the ordinary and normal course of M&EC's business since December 31, 1997.

                        Notwithstanding anything herein to the contrary, the outstanding obligations of M&EC do no exceed $10,483,000 (excluding any amounts owed to Perma-Fix) as of the date of this Agreement.

            45.3     Net Worth. Except as set forth in Schedule 4 attached hereto, there are no claims against or liabilities or obligations of, or any legal basis for any claims against or liabilities or obligations of, M&EC which might result in a material reduction in the net worth of M&EC from that shown in the Audited Financial Statements or any material charge against net earnings of M&EC.

4.6     Transactions Since Last Financial Statement. Except as set forth on Schedule 5, between the date of the most recent Financial Statements and the date of this Agreement, M&EC has not engaged in any Material transaction not in the ordinary and normal course of business and, except as set forth on such Schedule 5, there has not been, occurred or arisen since the date of the most recent Financial Statements:

           4.6.1     any Material adverse change in the financial condition or in the operations of the business of M&EC from that shown on the Financial Statements; or

           4.6.2     any damage or destruction in the nature of a casualty loss, or interference with its business from such loss or from any labor dispute or court or governmental action, order or decree, whether covered by insurance or not, Materially and adversely affecting the properties or business of M&EC; or

           4.6.3     any increase, except increases given in accordance with prior practice, in the compensation payable or to become payable by M&EC to any of M&EC's employees or any increase in the benefits, regardless of amount, in any bonus, insurance, pension or other plan, program, payment or arrangement with respect to employee benefits made to, for or with any officers or employees; or

           4.6.4     any extraordinary loss (as defined in Opinions No. 9 and No. 30 of the Accounting Principles Board of American Institute of Certified Public Accountants) suffered by M&EC, which is Material to M&EC, or any waiver by M&EC of any rights which are Material to M&EC.

4.7     Tax and Other Returns, Reports

           4.7.1     Tax Returns. All federal, state, local, foreign, personal property, and real property tax returns required to be filed by M&EC have been filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, except as disclosed on Schedule 6 attached hereto.

           4.7.2    Payment of Taxes. All federal, state, local and foreign taxes (including interest and penalties), due from M&EC (i) have been fully paid, or (ii) are being contested in good faith by appropriate proceedings and are disclosed on Schedule 6 attached hereto, or (iii) have been fully resolved through the IRS Settlement Agreement and are set forth on Schedule 6 attached hereto.

           4.7.3    Waiver of Statute of Limitations. No waivers of statutes of limitation in respect of any Returns or tax reports have been given or requested, except as shown on such Schedule 6.

           4.7.4     Tax Deficiencies. There are no potential tax deficiencies which may arise from issues which have been raised or which have not yet been raised but which might reasonably be expected to be raised by the IRS or any other taxing authority that have not been disclosed on Schedule 6 and may reasonably be expected to have a Material Adverse Effect on M&EC.

4.8      Property

           4.8.1     Assets. Except as disclosed in Schedule 7 attached hereto, M&EC owns and has good and marketable title in and to all of the assets used by it in the operation or conduct of its business, or required by M&EC for the normal and ordinary conduct of its business, free and clear of any and all Liens.

           4.8.2     Real Property. M&EC owns no Real Property.

           4.8.3     Leases. Schedule 7 sets forth a true and complete list of each lease of real or personal property executed by or binding upon M&EC, as lessee, sublessee, tenant or assignee setting forth in each case a brief description of the property covered by the lease, the rental and the terms thereunder. Except as set forth in Schedule 7, each lease is in full force and effect, without any default or breach thereof by any party thereto. No consent of any landlord, lessor or any other party is required under any such lease to keep such lease in full force and effect without being terminable or in default after the execution and delivery of this Agreement and consummation of the transactions contemplated by this Agreement. True and complete copies of all leases required to be listed on Schedule 7, including all amendments, addenda, waivers and all other binding documents, have heretofore been delivered to Perma-Fix.

           4.8.4      Notice. Except as set forth on Schedule 7, none of M&EC, nor any of the Controlling Stockholders has received actual or constructive notice of any violation of any zoning, use, occupancy, building, or environmental statute, ordinance, regulation, order, or other law or requirement affecting or relating to any activities performed at any time on any Real Property. Except as set forth in Schedule 7, none of the Stockholders nor M&EC has any knowledge of any past, present, or future events, conditions, circumstances, activities, incidents, actions, or plans that may in any way interfere with or limit the continued use of said Real Property for all present or presently proposed use of said Real Property.

           4.8.5      Personal Property. M&EC owns the full right and interest and has good and marketable title in and to, or leases under equipment leases, all Material personal and intangible property used by M&EC in the conduct of M&EC's business, except as otherwise disclosed in Schedule 7, and none of such personal and intangible property is subject (i) to any contracts of sale, or (ii) to any Liens, except as listed in Schedule 7.

           4.8.6      Notice from Insurance Carrier. None of the Controlling Stockholders nor M&EC has received any notice of, or writing referring to, any requirements or recommendations by any insurance company which has issued a policy covering any part of the Real Property requiring or recommending any repairs or work or other action being taken on any part of the Real Property, except as otherwise disclosed in Schedule 7. All utilities required for the operation of the Real Property in the manner currently operated by M&EC are installed and operating, and all installation and connection charges have been paid in full or provided for, except as listed in Schedule 7.

4.9     Intellectual Property.

           4.9.1     Ownership. Schedule 8 attached hereto is a true and complete list of all patents, trademarks, trade names, service marks, copyrights, web domain addresses, mask works, any applications for and registrations of such patents, trademarks, trade names, service marks, copyrights, mask works, web domain addresses, and all processes, formulae, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material that M&EC is licensed or otherwise possesses legally enforceable rights to use and are necessary to conduct the business of M&EC as currently conducted, or planned to be conducted, the absence of which would be reasonably likely to be Material (the "Intellectual Property Rights"). None of the Intellectual Property Rights is subject to any outstanding order, judgment, decree, stipulation, or agreement restricting the use of such Intellectual Property Rights, and to the best of their knowledge none infringes on, or is being infringed by, other intellectual property rights of any other person or entity. M& EC has promulgated and used commercially reasonable efforts to enforce and maintain any reasonably necessary trade secret or confidentiality measures regarding the Intellectual Property Rights. M&EC has not given and is not bound by an agreement or indemnification regarding Intellectual Property Rights in connection with any property or service produced, used or sold by M&EC.

          4.9.2     No Breach of License. Neither any of the Controlling Stockholders nor M&EC is, or will as a result of the execution and delivery of this Agreement or the performance of their respective obligations under this Agreement or otherwise be, in breach of any license, sublicense or other agreement relating to the Intellectual Property Rights, or any Material licenses, sublicenses and other agreements as to which M&EC is a party and pursuant to which M&EC is authorized to use any third party patents, trademarks or copyrights ("Third Party Intellectual Property Rights"), including software which is used in the manufacture of, incorporated in, or forms a part of any product sold or services rendered by or expected to be sold or services rendered by M&EC, the breach of which would be reasonably likely to be Material, except as disclosed in Schedule 8 hereof.

4.10   Agreements, Contracts and Commitments.

          4.10.1     Contracts. Except as set forth on Schedule 9, M&EC is not a party to or bound by:

                         4.10.1.1     any collective bargaining agreements or any agreements that contain any severance pay liabilities or obligations;

                        4.10.1.2     any bonus, deferred compensation, pension, profit-sharing or retirement plans, programs or other similar employee benefit arrangements;

                        4.10.1.3     any employment agreement, contract or commitment with an employee;

                        4.10.1.4     any agreement of guaranty or indemnification running from M&EC to any person or entity, including, but not limited to, any Affiliate, other than guarantees or indemnifications issued in the ordinary course of M& EC's business relating solely to indemnification of certain of its customers due to M&EC's disposal of waste generated by such customers at permitted disposal facilities not affiliated with M&EC;

                        4.10.1.5     any agreement, contract or commitment which would reasonably be expected to have a Material adverse impact on the business of M&EC;

                        4.10.1.6     any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of M&EC or any other outstanding securities of M&EC;

                        4.10.1.7     any agreement, contract or commitment containing any covenant limiting the freedom of M&EC to engage in any line of business or compete with any person;

                        4.10.1.8.     any agreement, contract or commitment relating to capital expenditures in excess of ten thousand dollars ($10,000.00) and involving future payments;

                        4.10.1.9     any agreement, contract or commitment relating to the acquisition of assets or capital stock of any business enterprise;

                        4.10.1.10    any contract with the Department of Defense or any other department or agency of the United States Government, or to any subcontract under any such contract, which is subject to renegotiation under the Renegotiation Act of 1951, as amended; or

                        4.10.1.11     any agreement, contract or commitment not made in the ordinary course of business which involves Five Thousand Dollars ($5,000) or more or has a remaining term of one (1) year or more from December 31, 1999, or is not cancelable on thirty (30) days or less notice without penalty. M&EC has not breached, and there is not any claim, or, to the best of M&EC's or any of the Controlling Stockholders' knowledge, any claim that M&EC has breached any of the terms or conditions of any agreement, contract or commitment set forth in this Agreement or in any of the Schedules attached hereto or of any other agreement, contract or commitment, if any such breach or breaches in the aggregate could result in the imposition of damages or the loss of benefits in an amount or of a kind Material to M&EC.

4.11     Written List. Attached hereto as Schedule 10 is a written list of all contracts, leases, agreements and instruments which are in any single case Material, together with true and correct copies of each document requested by Perma-Fix and a written description of each oral arrangement so listed. Without limiting the generality of the foregoing, the aforesaid list includes all the contracts, agreements and instruments of the following types to which M&EC is a party, or by which it is bound (without regard to whether such contracts, agreements and instruments are Material):

            4.11.1     leases of, and contracts for, the purchase or sale of Real Property;

            4.11.2     labor union contracts together with a list of all labor unions representing or, to their best knowledge, attempting to represent employees of M&EC;

            4.11.3     pension, retirement, profit-sharing, bonus, stock purchase, stock option, hospitalization or insurance plans (and certificates or other documents issued thereunder) or vacation pay, severance pay and other similar benefit arrangements for officers, directors, employees or agents;

            4.11.4     employment contracts or agreements, contracts with other persons engaged in sales or service activities, advertising contracts and brokering contracts which are not terminable by M&EC without liability upon termination notice of thirty (30) days or less;

            4.11.5     written or oral agreements, understandings and arrangements with officers, directors, employees, agents, or Affiliates of M&EC, or any of the Stockholders relating to present or future compensation of, or other benefits available to, such persons;

            4.11.6     contracts, and other arrangements of any kind, whether oral or written, with any director, officer, employee, trustee, stockholder or Affiliate of M&EC, or the Stockholders or to which any director, officer, employee or Affiliate of M&EC is a party;

            4.11.7     contracts, purchase orders and other arrangements of any nature involving an expenditure of Five Thousand Dollars ($5,000.00) or more not made in the ordinary course of business or which involve an unperformed commitment, under contracts not otherwise disclosed hereunder, in excess of Twenty-Five Thousand Dollars ($25,000.00); and

            4.11.8     indentures, loan agreements, notes, mortgages, conditional sales contracts, and other agreements for financing.

4.12     No Breach of Statute or Contract; Governmental Authorizations.

            4.12.1     No Violation. Neither the execution and delivery of this Agreement by M&EC, nor any of the Stockholders nor the performance or compliance by M&EC, or any of the Stockholders with any of the terms and provisions of this Agreement will violate any Laws of any governmental agency or authority, domestic or foreign, or will at the Closing conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree or ruling of any court or governmental agency or authority, domestic or foreign, to which any of M&EC, or the Stockholders or the Stockholders may be subject to, or bound by, or of any agreement or instrument to which M&EC, or the Stockholders is a party or by which any of them is bound, or constitute a default thereunder, or result in the creation of any Liens upon the Common Stock or any of the property or assets of M&EC, or cause any acceleration of maturity of any obligation or loan, or give to others any interest or rights, including rights of termination or cancellation, in or with respect to any of the properties, assets, agreements, contracts, or business of M&EC, or cause any acceleration or termination or cancellation, in or with respect to any of the properties, assets, agreements, contracts or business of M&EC.

            4.12.2     Permits and Licenses. Schedule 11 attached hereto is a true and complete list of all permits, licenses and franchises presently held by, or used in connection with, the normal and ordinary business of M&EC and all applications for any of the foregoing filed by M&EC, or the Stockholders relating to the business of M&EC with any Governmental Authority. All permits, licenses and franchises used by M&EC to conduct M&EC's business are in the name of M&EC none are in the name of any other party.

           4.12.3     Reports. Schedule 11 is a true and complete list of all Material reports made by, or with respect to M&EC, or the Stockholders since December 1997, except as otherwise furnished pursuant to this Agreement, to or from the Federal Trade Commission ("FTC"), Environmental Protection Agency ("EPA"), Equal Employment Opportunity Commission ("EEOC"), reports under the Occupational Safety and Health Act ("OSHA"), the Department of Labor, Tennessee Department of Environmental Quality and all other state or federal government agencies or departments, and tax returns to, tax rulings from, and tax audit reports from the IRS, relating in any manner to the business of M&EC.

           4.12.4     Violation of Law. Except as disclosed in Schedule 13, M&EC is not in violation of any Laws, (including, but not limited to, Environmental Laws), which violation might be Material, and none of the Real Property owned or leased by M&EC is contaminated or requires remediation of any kind as a result of being contaminated.

            4.12.5     Permits under Environmental Laws. M&EC has obtained, presently holds and has adhered to all permits, licenses, and other authorizations required under federal, state, and local laws (including, but not limited to, any and all Environmental Laws), (i) which are Material or necessary for, the conduct of M&EC's business as such business is currently being operated, including, but not limited to, any and all permits and licenses required under the Environmental Laws for M&EC to conduct M&EC's business as currently conducted, and (ii) such other permits, licenses and other authorizations relating to pollution or protection of the environment, including, without limitation, laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants (chemicals or industrial or toxic wastes into the environment including, without limitation, ambient air, surface waste, groundwater, soil or land), or otherwise relating to the manufacture, processing, recycling, reclamation, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, petroleum products, or industrial or solid or toxic wastes or radioactive materials, except as disclosed in Schedule 13 attached hereto. M&EC is in compliance with all terms and conditions of all such required permits, licenses and other authorizations, and with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in such Environmental Laws, except as disclosed in Schedule 13 attached hereto. None of M&EC, nor any of the Controlling Stockholders after due inquiry, has any knowledge of any past, present, or future events, actions, or plans that may interfere with or prevent full compliance or continued full compliance as described above, or that may give rise to any common law or legal liability or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study, or investigation related to the manufacture, processing, recycling, reclamation, distribution, use, treatment, storage, disposal, transport or threatened release of, any pollutant, contaminant, chemical or industrial or solid or toxic waste or radioactive materials, except as disclosed in Schedule 13.

            4.12.6     Other Permits. Except as set forth in Schedule 13, neither the execution and delivery of this Agreement nor the consummation thereof will violate any of the terms of any of the permits, licenses, approvals and authorities held by M&EC or cause the termination or cancellation of any of the permits, licenses, approvals and authorities held by M&EC. None of M&EC, nor any of their Stockholders has received official notice that M&EC is in violation of any law, regulation, ordinance or rule applicable to them or their operations.

4.13     No Litigation or Adverse Effects. Except as set forth in Schedule 14, there is no suit, action or legal, administrative, arbitration, or other proceeding, or governmental investigation, or any change in the zoning, use, occupancy or building ordinances affecting the real property or any leasehold interests of M&EC pending or, to the best of the knowledge of M&EC or the Controlling Stockholders threatened, which could be Material. Further, there is no suit, action or legal, administrative, arbitration, governmental investigation or other proceeding against M&EC, or to the best of the knowledge of M&EC or the Controlling Stockholders threatened, involving any claims based upon negligence, product warranties, product liability or any other type of claim (including, but not limited to, those arising under any Environmental Laws) exceeding potential liability (including costs of defense and attorneys' fees), whether or not covered by insurance, in an amount in excess of Ten Thousand Dollars ($10,000.00) with respect to the individual suit, action, proceeding or investigation, or potential liability (including costs of defense and attorneys' fees) of Twenty-Five Thousand Dollars ($25,000.00) in the aggregate of all such suits, actions, proceedings or investigations, except (a) workers' compensation, automobile accident and other routine claims wholly covered by existing insurance (including costs of defense and attorneys' fees) and (b) as set forth in Schedule 14 hereto.

4.14     Authorization, Execution and Delivery of Agreement. Each of M&EC and the Stockholders has the power, authority and capacity to enter into this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and the performance of this Agreement by M&EC and the corporate Stockholders have been duly and validly authorized and approved by all requisite corporate action on the part of M&EC, PDC, and MTI. This Agreement constitutes the valid and binding agreement and obligation of M&EC, PDC, MTI and the other Stockholders and is enforceable in accordance with its terms against each of them, subject to bankruptcy, insolvency and other laws of similar import.

4.15     Ability to Conduct the Business. None of M&EC, nor any of the Stockholders is subject to, or bound by, any judgment, order, writ, injunction or decree of any court or of any governmental body or agency or of any arbitrator which could prevent the execution, delivery or performance of this Agreement or the use by M&EC of assets owned, leased or used by M&EC, or the conduct of M&EC's business, as presently conducted by M&EC, in accordance with present practices, after the Closing. None of M&EC, nor any of the Stockholders is a party to, bound by, or a beneficiary of, any agreement which could prevent the use of assets Material to M&EC or the conduct of business as currently conducted by M&EC in each case after the Closing.

4.16     Disclosure. No representation or warranty by M&EC, or the Stockholders contained in this Agreement and no statement contained in any certificate, list, disclosure schedule, exhibit or other instrument furnished, or to be furnished, to Perma-Fix pursuant hereto, contains or will contain any untrue statement of a Material fact or omits, or will omit, to state a Material fact necessary to make the statements contained therein not misleading.

4.17     Broker's or Finder's Fee. No agent, broker, person or firm acting on behalf of M&EC, and/or any of the Stockholders or under the authority of M&EC, and/or any of the Stockholders is or will be entitled to any commission or broker's or finder's fee from any of the parties hereto in connection with this Agreement or any of the transactions contemplated herein.

4.18     Insurance. M&EC has in full force and effect policies of insurance of the types, including insurance policies under which M&EC officers, directors and Affiliates or any of them, in such capacity, is named insured, and in the amounts and with insurance carriers as set forth in Schedule 13 attached hereto, and will continue all of such insurance in full force and effect up to and until the Closing. The amounts and types of such insurance policies and the insurance carriers issuing such policies fully meet M&EC's contractual, legal or regulatory commitments and are fully adequate to insure against risks to which M&EC is normally exposed in the operation of its businesses and as required by Governmental Authority and the Environmental Laws.

4.19     Completeness of Documents -- M&EC. The copies of the Charter and Bylaws of M&EC, and of all leases, instruments, agreements or other documents (including all Schedules and documents delivered pursuant to this Agreement) which have been or will be delivered to Perma-Fix pursuant to the terms of this Agreement or in connection with the transactions contemplated hereby, are, or if not now delivered, will when delivered, be true, complete and correct.

4.20     Completeness of Documents -- PDC. The copies of the Articles of Incorporation and Bylaws of PDC, and of all leases, instruments, agreements or other documents relating to any and all transactions with M&EC, directly or indirectly, the Plans or Taxes (including all Schedules and documents delivered pursuant to this Agreement) which have been or will be delivered to Perma-Fix pursuant to the terms of this Agreement or in connection with the transactions contemplated hereby, are, or if not now delivered, will when delivered, be Materially true, complete and correct.

4.21   Disposition of Assets. Since January 1, 2000, M&EC has not made any sale or other disposition of its properties or assets or surrendered any of its rights with respect thereto, or made any additions to its properties or assets, or entered into any agreements, or entered into any other transaction, except in each instance in the ordinary course of business or as set forth in Schedule 14 attached hereto, and no such sale, disposition, surrender, addition, agreement or transaction set forth in such Schedule 16 is Material.

4.22    Obligations to Employees.

           4.22.1     Obligations to Employees -- M&EC. Other than the ERISA M&EC Liability, which shall be settled or resolved in full as of the date of Closing by entry of M&EC and the appropriate Governmental Authorities into the ERISA M&EC Settlement Agreement, all obligations of M&EC, whether arising by operation of law, contract, agreement, or otherwise, for payments to trusts or other funds or to any Governmental Authority or to any employees, directors, officers, agents, or any other individual (or any of their respective heirs, legatees, beneficiaries, or legal representatives) with respect to profit-sharing, pension or retirement benefits, or any other employee benefit of any kind whatsoever relating to M&EC or any of its employees, have been paid, except as set out in Schedule 17. Other than the ERISA M&EC Liability, which shall be settled or resolved in full as of the Closing by entry of M&EC and the appropriate Governmental Authorities into the ERISA M&EC Settlement Agreement, all legally enforceable obligations of M&EC, whether arising by operation of law, contract, agreement, or otherwise, for bonuses or other forms of compensation or benefits which are, or may become, payable to its employees, directors, officers, agents, or any other individual (or their respective heirs, legatees, beneficiaries or legal representative) or any entities or to any Governmental Authority relating to M&EC or any of the employees of M&EC with respect to periods ending on or before the Closing have been paid. Other than the ERISA M&EC Liability, which shall be settled or resolved in full as of the Closing by entry of M&EC and the appropriate Governmental Authorities into the ERISA M&EC Settlement Agreement, neither M&EC nor any of its Affiliates has any accumulated funding deficiencies, as such term is defined in the Employee Retirement Income Security Act of 1974 ("ERISA") and in the Code with respect to any employee benefit plan as defined in ERISA maintained or established for employees of M&EC. M&EC has not incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") other than for the payment of insurance premiums all of which have been paid when due, the IRS or the Department of Labor ("DOL") with respect to any such employee benefit plan that affects, or might affect M&EC, and does not have any withdrawal liability with respect to any multiemployer pension plan ("Multiemployer Plan") which is subject to the Multiemployer Pension Plan Amendments Act of 1980. The consummation of this Agreement will not result in either a complete or partial withdrawal from any of the Multiemployer Plans. All of the employee benefit plans of which M&EC or any Affiliate of M&EC is the plan sponsor relating to M&EC or any of their employees have been amended as, when and to the extent necessary to comply with and qualify under the applicable provisions of the Code; and all such employee benefit plans have been administered in accordance with the applicable provisions of the Code and ERISA. Except as indicated in Schedule 17, any employee benefit plans relating to M&EC or any of their employees which are pension benefit plans have received, or have applied for and expect to receive, determination letters from the IRS to the effect that such plans are qualified and exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and, no amendments have been made to any such employee benefit plans other than those covered by such determination letters or applications for such determination letters with respect to such amendments which have been timely filed with the IRS. No determination letter received with respect to any employee benefit plan relating to M&EC or any of its employees has been revoked nor has revocation been threatened. Each of the employee benefit plans has been administered at all times and in all respects in accordance with their respective terms. Except as set out in Schedule 15, there are no pending investigations by any Governmental Authority involving any employee benefit plans relating to M&EC or any of its employees, no deficiency or termination proceedings involving such employee benefit plans, and no threatened or pending claims (except for claims for benefits payable in the normal operation of the employee benefit plans), suits or proceedings against any such employee benefit plan or asserting any rights or claims to benefits under any such employee benefit plan nor are there any facts which could give rise to any liability in the event of any such investigation, claim, suit or proceeding. Other than the ERISA M&EC Liability, which shall be settled or resolved in full as of the Closing by entry of M&EC and the appropriate Governmental Authorities into the ERISA M&EC Settlement Agreement, neither the employee benefit plans nor any trusts created thereunder relating to M&EC or to any of their employees, nor any trustee, administrator or other fiduciary thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 4975 of the Code or Section 406 of the ERISA); and has not experienced any reportable event within the meaning of ERISA or other event or condition which presents a material risk of termination of any such employee benefit plan by the PBGC, has had any tax imposed upon it by the IRS for any alleged violation under Section 4975 of the Code, or has engaged in any transaction which might subject M&EC or any such employee benefit plan to any liability for such tax. The terms of any such employee benefit plans comply with ERISA and the Code in all respects, and, any and all reporting and disclosure requirements of ERISA or the Code and the DOL with respect to any such employee benefit plan have been timely met, other than regarding ERISA M&EC Liability, which shall be settled or resolved in full as of the Closing by entry of M&EC and the appropriate Governmental Authorities into the ERISA M&EC Settlement Agreement. The information supplied to the actuary by M&EC, PDC, MTI, and the Stockholders for use in preparing those reports was complete and accurate and none of M&EC, nor the Stockholders has reason to believe that the conclusions expressed in such reports are incorrect. In the event of termination of any employee benefit plan of M&EC or any of its Affiliates relating to M&EC or to any of their employees, there will be no liability of M&EC or the plan with respect to the providing of benefits accrued thereunder subject to future variations in levels of compensation assuming continued investment returns at rates actuarially predicted. Further, if termination (whether complete or partial) of any plan has occurred, then, all liabilities with respect thereto have been satisfied in full and no present liability exists with respect to any such prior termination. Schedule 17 also includes a list of any and all pension or benefit obligations of M&EC and/or its Affiliates which have not been fully funded.

           4.22.2  Obligations to Employees -- PDC/MTI. Other than the ERISA PDC/MTI Liability, which shall be settled or resolved in full as of the date of Closing by entry of PDC/MTI and the appropriate Governmental Authorities into the ERISA PDC/MTI Settlement Agreement, all obligations of PDC and/or MTI whether arising by operation of law, contract, agreement, or otherwise, for payments to trusts or other funds or to any Governmental Authority or to any employees, directors, officers, agents, or any other individual (or any of their respective heirs, legatees, beneficiaries, or legal representatives) with respect to profit-sharing, pension or retirement benefits, or any other employee benefit of any kind whatsoever relating to PDC/MTI or any of their employees, have been paid, except as set out in Schedule 17. Other than the ERISA PDC/MTI Liability, which shall be settled or resolved in full as of the Closing by entry of PDC/MTI and the appropriate Governmental Authorities into the ERISA PDC/MTI Settlement Agreement, all legally enforceable obligations of PDC and/or MTI, whether arising by operation of law, contract, agreement, or otherwise, for bonuses or other forms of compensation or benefits which are, or may become, payable to their employees, directors, officers, agents, or any other individual (or their respective heirs, legatees, beneficiaries or legal representative) or any entities or to any Governmental Authority relating to PDC/MTI or any of the employees of PDC/MTI with respect to periods ending on or before the Closing have been paid. Other than the ERISA PDC/MTI Liability, which shall be settled or resolved in full as of the Closing by entry of PDC/MTI and the appropriate Governmental Authorities into the ERISA PDC/MTI Settlement Agreement, neither PDC nor any of its Affiliates has any accumulated funding deficiencies, as such term is defined in the Employee Retirement Income Security Act of 1974 ("ERISA") and in the Code with respect to any employee benefit plan as defined in ERISA maintained or established for employees of PDC and/or MTI. PDC and/or MTI have not incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") other than for the payment of insurance premiums all of which have been paid when due, the IRS or the Department of Labor ("DOL") with respect to any such employee benefit plan that affects, or might affect PDC and/or MTI. Other than the ERISA PDC/MTI Liability, which shall be settled or resolved in full as of the Closing by entry of PDC, MTI and the appropriate Governmental Authorities into the ERISA PDC/MTI Settlement Agreement, neither the employee benefit plans nor any trusts created thereunder relating to PDC/MTI or to any of their employees, nor any trustee, administrator or other fiduciary thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 4975 of the Code or Section 406 of the ERISA); and has not experienced any reportable event within the meaning of ERISA or other event or condition which presents a material risk of termination of any such employee benefit plan by the PBGC, has had any tax imposed upon it by the IRS for any alleged violation under Section 4975 of the Code, or has engaged in any transaction which might subject PDC and/or MTI or any such employee benefit plan to any liability for such tax. The terms of any such employee benefit plans comply with ERISA and the Code in all respects, and, any and all reporting and disclosure requirements of ERISA or the Code and the DOL with respect to any such employee benefit plan have been timely met, other than regarding ERISA PDC/MTI Liability, which shall be settled or resolved in full as of the Closing by entry of M&EC and the appropriate Governmental Authorities into the ERISA PDC/MTI Settlement Agreement. The information supplied to the actuary by M&EC, PDC, MTI, and the Stockholders for use in preparing those reports was complete and accurate and none of M&EC, nor the Stockholders has reason to believe that the conclusions expressed in such reports are incorrect.

4.23     Condition of Plant, Machinery and Equipment. Except as set forth on Schedule 18, all of the items of the property, plant and equipment owned, operated or leased by M&EC is, in all material respects, in good condition and repair, reasonable wear and tear excepted, and M&EC agrees to maintain such items in good operating condition until the Closing, except for equipment leased by M&EC from CROET which is "as is" and "where is." Casualty losses to such property, plant and equipment are covered by insurance with normal industry deductibles being applicable to the extent stated in Schedule 18.

4.24    Books of Account. M&EC has maintained its books of account in accordance with GAAP, applied on a consistent basis with prior periods.

4.25     Stock Redemptions. There are no shares of Common Stock which are subject to redemption or purchase in lieu of redemption, which prior to December 31, 1999, were not paid for in full. From December 31, 1999, through the date of this Agreement, M&EC has not purchased or redeemed or entered into any agreement to purchase or redeem any Common Stock, except as set out in Schedule 19.

4.26     Minute Books. M&EC has maintained its corporate minute books and all such books are current.

4.27     Indebtedness of Stockholders, etc. Except as set forth on Schedule 17, none of the Stockholders, Affiliates, officers, directors or employees of M&EC is (i) indebted to M&EC, and M&EC is not indebted to their Affiliates, Stockholders or any of their officers, directors or employees, (ii) a party to or has any interest in a contract, agreement or lease with M&EC or in which M&EC is a party to or bound by, or (iii) a customer or supplier of M&EC, which during any one of the preceding three (3) years supplied to or purchased from M&EC a amount of property or services exceeding Ten Thousand Dollars ($10,000.00) in any one (1) year.

4.28     Business Prospects. Since December 31, 1999, there has not occurred any event or other occurrence which might have a material affect on the business or business prospects of M&EC.

4.29     Bank Accounts; Powers of Attorney. Schedule 20 attached hereto sets forth each bank account and borrowing resolution authorizing officers or agents of M&EC to borrow money and lists the persons authorized to transact business on behalf of M&EC with respect to each such account or borrowing resolution. Schedule 20 also lists all powers of attorney granted by M&EC to any other person.

4.30     Sensitive Payments. M&EC has not made or received, and to its best knowledge, after reasonable due inquiry, none of its Stockholders, officers, directors, employees, agents, or other representative of M& EC or any person acting on behalf of M&EC, has made or received, directly or indirectly, any bribes, kickbacks, illegal political contributions with corporate funds, improper payments from corporate funds that are falsely recorded on the books and records of M&EC, payments to governmental officials in their individual capacities or illegal payments from corporate funds to obtain or retain business.

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ARTICLE 5

REPRESENTATIONS, WARRANTIES
AND COVENANTS OF THE STOCKHOLDERS

5.1     Purchase for Investment. Each Stockholder severally represents and warrants that the shares of Perma-Fix Common Stock and the Series B Preferred are being purchased or acquired solely for the Stockholder's own account, for investment purposes only and not with a view toward the distribution or resale to others. Each Stockholder acknowledges, understands and appreciates that the shares of Perma-Fix Common Stock and the Series B Preferred to be delivered hereunder have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act which depends, in large part, upon the Stockholder's representations as to investment invention, investor status, and related and other matters set forth herein. Each Stockholder understands that, in the view of the SEC, among other things, a purchase now with an intent to distribute or resell would represent a purchase and acquisition with an intent inconsistent with its representation to Perma-Fix, and the SEC might regard such a transfer as a deferred sale for which the registration exemption is not available.

5.2    Certain Risk. Each Stockholder severally recognizes that the purchase of the Perma-Fix Common Stock and the Series B Preferred involves a high degree of risk in that (a) Perma-Fix and M&EC have sustained losses in the past from operations, and will require substantial funds in the future; (b) that Perma-Fix has a substantial accumulated deficit; (c) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in Perma-Fix and the Perma-Fix Common Stock; (d) an investor may not be able to liquidate such investor's investment in Perma-Fix Common Stock the Series B Preferred; (e) transferability of Perma-Fix Common Stock is extremely limited; (f) there is no market for the Series B Preferred; (g) no return on investment, whether through distributions, appreciation, transferability or otherwise, and no performance by, through or of Perma-Fix or M&EC, has been promised, assured, represented or warranted by Perma-Fix or M&EC, or by any director, officer, employee, agent or representative thereof; and, (h) while the Perma-Fix Common Stock is presently quoted and traded on the Boston Stock Exchange and the NASDAQ SmallCap Market (the "NASDAQ"), the Perma-Fix Common Stock and the Series B Preferred subscribed for and that are purchased under this Agreement (y) are not registered under applicable U.S. or state securities laws, and thus may not be sold, conveyed, assigned or transferred unless registered under such laws or unless an exemption from registration is available under such laws, as more fully described herein, and (z) there can be no assurance that the Common Stock of Perma-Fix will continue to be quoted, traded or listed for trading or quotation on the Boston Stock Exchange or the NASDAQ or on any other organized market or quotation system.

5.3     Prior Investment Experience. Each Stockholder severally acknowledges that he, she or it has prior investment experience, including investment in non-listed and non-registered securities, or has employed the services of an investment advisor, attorney or accountant to read all of the documents furnished or made available by Perma-Fix to he, she, or it has and to evaluate the merits and risks of such an investment on its behalf, and that he, she, or it has recognizes the highly speculative nature of this investment.

5.4     No Review by the SEC. Each Stockholder hereby severally acknowledges that this offering of the Perma-Fix Common Stock and the Series B Preferred have not been reviewed by the SEC because this private placement is intended to be a nonpublic offering pursuant to Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act.

5.5    No Public Market. Each Stockholder severally understands that although there is presently a public market for the Perma-Fix Common Stock, Rule 144 (the "Rule") promulgated under the Securities Act requires, among other conditions, a one-year holding period following full payment of the consideration therefore prior to the resale (in limited amounts) of securities acquired in a nonpublic offering without having to satisfy the registration requirements under the Securities Act. Each Stockholder understands that Perma-Fix makes no representation or warranty regarding its fulfillment in the future of any reporting requirements under the Exchange Act, or its dissemination to the public of any current financial or other information concerning the Perma-Fix, as is required by the Rule as one of the conditions of its availability. Each Stockholder understands and hereby acknowledges that Perma-Fix is under no obligation to register the shares of Perma-Fix Common Stock issued pursuant to this Agreement under the Securities Act. Each Stockholder severally agrees to hold Perma-Fix and its directors, officers and controlling persons and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of any misrepresentation made by the Stockholders contained in this Section 5.5 or any sale or distribution by the Stockholder in violation of the Securities Act or any applicable state securities or "blue sky" laws (collectively, "Securities Laws").

5.6     Legend. Each Stockholder severally understands and agrees that there will be placed on the certificate or certificates representing the Perma-Fix Common Stock issued under this Agreement, any substitutions therefore and any certificates for additional shares which might be distributed with respect to such Perma-Fix Common Stock, a legend stating in substance

                "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended (the "Securities Act") in reliance on an exemption contained in Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act. These shares may only be transferred pursuant to an effective registration statement under the Securities Act and any applicable state securities laws unless there is furnished to Perma-Fix Environmental Services, Inc. (the "Company") an opinion of counsel or other evidence satisfactory to Company counsel, to the effect that such registration is not required."

5.7    Public Solicitation. No Stockholder has received any public solicitation or advertisement concerning an offer to sell the shares of Perma-Fix Common Stock or the Series B Preferred issued or to be issued under this Agreement.

5.8     SEC Filings. Each Stockholder severally acknowledges that he, she, or it has been previously furnished with true and complete copies of the following documents which have been filed with the SEC pursuant to Sections 13(a), 14(a), 14(c) or 15(d) of the Exchange Act, and that such have been furnished to the Stockholders a reasonable time prior to the date hereof: (i) Annual Report on Form 10-K for the year ended December 31, 1999 (the "Form 10-K"); (ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 2000; (iii) Quarterly Report on Form 10-Q for the quarter ended June 30, 2000; (iv) Quarterly Report on Form 10-Q for the quarter ended September 30, 2000; and (v) the information contained in any reports or documents required to be filed by Perma-Fix under Sections 13(a), 14(a), 14(c) or 15(d) of the Securities Exchange Act of 1934, as amended, since the distribution of the Form 10-K.

5.9     Knowledge of Purchasers' Representatives. The Stockholders have previously appointed Robert W. Parker, Certified Public Accountant, as their purchaser's representative (as defined under Rule 506 of Regulation D) and the acquisition of the Perma-Fix Common Stock and Series B Preferred pursuant to the terms of this Agreement is directed by such purchaser's representative, Robert W. Parker is a sophisticated person who has such knowledge and experience in financial and business matters that he is individually capable of evaluating the merits and risks of the purchase of the shares of Perma-Fix Common Stock under this Agreement.

5.10     Reliance. Each Stockholder severally understands and acknowledges that Perma-Fix and M&EC are relying upon all of the representations, warranties, covenants, understandings, acknowledgments and agreements contained in this Agreement in determining whether to accept this subscription and to issue the Perma-Fix Common Stock and the Series B Preferred to the Stockholders.

5.12     Accuracy of Representations and Warranties. All of the representations, warranties, understandings and acknowledgments that each Stockholder has severally made herein are true and correct in all material respects as of the date of execution hereof. Each Stockholder will perform and comply fully in all material respects with all covenants and agreements set forth herein, and each Stockholder covenants and agrees that until the acceptance of this Agreement by Perma-Fix, Stockholder shall inform Perma-Fix immediately in writing of any changes in any of the representations or warranties provided or contained herein.

5.13     Survival. Each Stockholder expressly acknowledges and agrees that all of the Stockholders' representations, warranties, agreements and covenants set forth in this Agreement shall be of the essence hereof and shall survive the execution, delivery and Closing of this Agreement and the acquisition of the Perma-Fix Common Stock and the Series B Preferred.

5.14     Confidential Information. In order to induce Perma-Fix to enter into this Agreement and as part of the sale of the goodwill of M&EC, each of the Controlling Stockholders covenants and agrees that for twelve (12) months following the Closing Date, each Controlling Stockholder and their Affiliates shall hold in confidence and shall not disclose, directly or indirectly, any and all information, knowledge or data relating to all sales and pricing information, customer lists, records, memorandums, reports or other representations whether in printed or machine readable form, technology, proprietary process or intellectual property ("Confidential Information") relating to, M&EC, and its business, which shall have been obtained by the Controlling Stockholders prior to the Closing as an executive officer of M&EC or in any other capacity.

            Notwithstanding the provisions of Section 5.14 hereof, the Controlling Stockholders shall not be held liable for disclosure of information which (i) was in the public domain or is generally available to the public at the time of its disclosure by the Controlling Stockholders through means unrelated to the Controlling Stockholders' disclosure; or (ii) is disclosed with the written approval of Perma-Fix; or (iii) is required to be disclosed by law.

5.15    Solicitation of Transactions. M&EC and the Stockholders shall not and will not allow any of their employees, agents, representatives or Affiliates (including, but not limited to any of M&EC's officers, directors, employees, agents, representatives or Affiliates), to (i) negotiate, sell, offer to sell or solicit offers to purchase any of the assets of M&EC (other than sales of products in the ordinary course of their businesses); (ii) negotiate, sell, offer to sell or solicit offers to purchase or exchange, any capital stock of M&EC or any subsidiary of M&EC to, from or with any other party (other than pursuant to the terms of this Agreement) or enter into any merger, consolidation, liquidation or similar transaction involving, directly or indirectly, M&EC or any Subsidiary of M&EC (other than pursuant to the terms of this Agreement) and none of the Stockholders, M&EC nor any of their Affiliates will negotiate with or provide financial, technical or other information to any person (other than pursuant to the terms of this Agreement) in connection with any such proposed purchase or transaction; or, (iii) negotiate, sell, offer to sell or solicit any offers to purchase any outstanding shares of M&EC's capital stock or any other securities of M&EC (other than pursuant to the terms of this Agreement); provided however, that the parties agree that if all of the terms, conditions, covenants, representations and warranties are complied with, prior to Closing existing Stockholders may, after providing written notice to Perma-Fix, agree among themselves, and exchange, transfer or sell interests in Common Stock, or Class A Preferred Stock among themselves, in private transactions, to be set out at Closing in Schedule 21, and agreed to by Perma-Fix, for the purpose of reaching agreement on the transactions contemplated by this Agreement.

5.16    Rights and Restrictions for Series B Preferred Stock. Each of the Stockholders agree and covenant that the Series B Preferred Stock shall be subject to the following rights of first refusal in addition to the other rights:

            5.16.1     Offer. From and after the Closing, before any Stockholder transfers, sells or assigns any Series B Preferred Stock, that Stockholder (the "Selling Stockholder") shall notify Perma-Fix in writing that the Selling Stockholder wants to transfer such Series B Preferred Stock (as the case may be, "Offered Shares"). The notice shall contain a full and complete designation of the price at and terms on which the Selling Stockholder is proposing to a third party for transfer of the Offered Shares or which a third party is proposing to the Selling Stockholder.

            5.16.2     Acceptance Perma-Fix, within 15 days of receipt of the notice described above (the "Initial Offer Period"), shall have the right to purchase the Offered Shares at the price and on the terms stated in the notice. If Perma-Fix elects not to exercise its right to purchase, Perma-Fix shall within 15 days from receipt of such notice, notify the other Stockholders in writing of the Selling Stockholder's intent to transfer the Offered Shares and the price and terms of the Transfer, including a full description of the potential purchaser of the Offered Shares. The Stockholders (other than the Selling Stockholder), shall have the right, exercisable by written notice to Perma-Fix during an additional period of 15 days (the "Additional Offer Period"), to purchase the Offered Shares at the price and on the terms stated in the Selling Stockholder's notice to Perma-Fix. If the other Stockholders elect not to exercise their right to purchase, the Selling Stockholder may transfer to a non-Affiliate of the Selling Stockholder the Offered Shares for a price and on terms no less favorable than those described in the notice for a period of 15 days following the end of the Additional Offer Period. If the Selling Stockholder does not complete the transfer of the Offered Shares during such period to a non-Affiliate of the Selling Stockholder, the provisions of this Section 5.16 shall again apply to any later transfer. If more than one Stockholder decides to purchase the Offered Shares, the accepting Stockholders, shall each purchase shares from the Offered Shares in proportion to their respective percentage interests in Common Stock at the time of closing.

            5.16.3     Terms of Series B Preferred Stock. The terms and conditions of the Series B Preferred Stock shall be as set forth in the Amended Charter.

            5.16.4     Legend. Each Stockholder severally understands and agrees that there will be placed on the certificate or certificates representing the Class B Preferred Stock, any substitutions therefore and any certificates for additional or substitute shares which might be distributed with respect to such Class B Preferred Stock, a legend stating in substance

                            "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended (the "Securities Act") in reliance on an exemption contained in Section 4(2) and/or Section 3(a)(9) of the Securities Act. These shares may only be transferred pursuant to an effective registration statement under the Securities Act and any applicable state securities laws unless there is furnished to Perma-Fix Environmental Services, Inc. (the "Company") an opinion of counsel or other evidence satisfactory to Company counsel, to the effect that such registration is not required. In addition, the shares represented by this certificate may only be transferred in accordance with the terms of a Stock Purchase Agreement among the Company, East Tennessee Materials and Energy Corporation ("M&EC"), a Tennessee corporation; Performance Development Corporation, a Tennessee corporation; Joe W. Anderson, an individual; M. Joy Anderson, an individual; Russell R. and Cindy E. Anderson, individuals; Charitable Remainder Unitrust of William Paul Cowell, Kevin Cowell, Trustee; Joe B. and Angela H. Fincher, individuals; Ken-Ten Partners, a Tennessee partnership; Michael W. Light, an individual; Management Technologies, Incorporated, a Tennessee corporation; M&EC 401(K) Plan and Trust, a qualified retirement plan; PDC 401(K) Plan and Trust, a qualified retirement plan; Robert N. Parker, an individual; James C. Powers, an individual; Richard William Schenk, Trustee of the Richard Schenk Trust Dated November 5, 1998; Talahi Partners, a Tennessee partnership; Hillis Enterprises, Inc. a Tennessee corporation, Tom Price and Virginia Price, both individuals, and Thomas John Abraham and Donna Ferguson Abraham, both individuals, and the Charter of M&EC, as amended, both of which include a right of first refusal regarding these shares in favor of the Company, copies of which may be inspected by the holder of this certificate at the principal offices of the Company, or furnished by the Company to the holder of this certificate upon written request, without charge."

5.18     Common Stock of M&EC as of Closing. Each of the Stockholders severally represents, warrants and covenants that as of the Closing, that such Stockholder is the owner of record and beneficially, free and clear of any and all Liens, of the number of shares of Common Stock indicated in Exhibit G hereto.

5.19     Specific Enforcement. The parties hereto recognize and agree that, in the event any of the Stockholders breaches or threatens to breach any of the provisions of this Article 5, immediate irreparable injury would be caused to Perma-Fix and M&EC, for which there is no adequate remedy at law. It is accordingly agreed that in the event of a failure by any of the Stockholders to perform their obligations under this Article 5, Perma-Fix and/or M&EC shall be entitled to specific performance through injunctive relief to prevent breaches of any provision of this Article 5 and to specifically enforce any provision of Article 5 and the terms and provisions thereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction, in addition to any other remedy to which Perma-Fix and/or M&EC may be entitled, at law or in equity.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF PERMA-FIX

     Perma-Fix represents and warrants to the Stockholders as follows:

6.1     Organization, etc. Perma-Fix is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Perma-Fix has the corporate power to own its property and to carry on its business as now being conducted; Perma-Fix has the corporate power and authority to execute and deliver this Agreement, consummate the transactions contemplated hereby, and to perform the transactions contemplated by this Agreement.

6.2     Authorization, Execution and Delivery of Agreement. The execution, delivery and performance of this Agreement by Perma-Fix have been duly and validly authorized and approved by the Board of Directors of Perma-Fix. This Agreement constitutes the valid and binding agreement of Perma-Fix, enforceable in accordance with its terms, subject to bankruptcy, insolvency and other laws of similar import, and Perma-Fix has taken, or will use reasonable efforts to take prior to the Closing, all other action required by law on the part of Perma-Fix and Perma-Fix's Certificate or Articles of Incorporation and bylaws or otherwise to effect the transactions contemplated by this Agreement.

6.3     No Breach of Statute or Contract, Governmental Authorizations. Neither the execution and delivery of this Agreement by Perma-Fix nor compliance with the terms and provisions of this Agreement by Perma-Fix will violate (i) any law, statute, rule or regulation of any governmental authority, domestic or foreign, or will at the Closing Date conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree or ruling of any court or governmental agency or authority to which Perma-Fix is subject, which in the aggregate would have a material effect on Perma-Fix and its subsidiaries, taken as a whole, or (ii) any agreement or instrument to which it is a party or by which it is bound or constitute a default thereunder which would have a material effect on Perma-Fix and its Subsidiaries, taken as a whole, or (iii) result in the creation of any Lien upon any property or assets of Perma-Fix or cause any acceleration of maturity of any obligation or loan which would have a material effect on Perma-Fix and its subsidiaries, taken as a whole, or (iv) give to others any interest or rights, including rights of termination or cancellation, in or with respect to any of the material properties, assets, agreements, contracts or business of Perma-Fix which would have a material effect on Perma-Fix and its subsidiaries, taken as a whole.

6.4    Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of Perma-Fix, or under its authority, is or will be entitled to any commission or broker's or finder's fee from any of the parties hereto in connection with any of the transactions contemplated herein, except for Ryan Beck whose fees, if any, shall be paid by Perma-Fix.

ARTICLE 7

COVENANTS OF CONDUCT AND TRANSACTIONS
PRIOR TO AND AFTER THE CLOSING

7.1     Investigations; Operation of Business of M&EC. M&EC and the Controlling Stockholders agree, jointly and severally, between the date of this Agreement and the Closing:

            7.1.1     Access to Premises and Books. That Perma-Fix and its representatives shall have full access at reasonable times to all premises and books and records relating to M&EC, and shall cause M&EC to provide to Perma-Fix and its representatives full access to premises and books and records, and to cause M&EC's officers to furnish Perma-Fix with such financial and operating data and other information with respect to the business and properties of M&EC, as Perma-Fix shall from time to time request; provided, however, that any such investigation shall not affect any of the representations, warranties or covenants of M&EC or the Stockholders hereunder; and, provided further, that any such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of the business of M&EC. In the event of termination of this Agreement, Perma-Fix will return to M&EC any and all financial statements, agreements, documents, memoranda or other repositories of information relating to M&EC that Perma-Fix has obtained in connection with its review, and Perma-Fix agrees that any written information relating to M&EC and M&EC's financial condition, business, operations and prospects are strictly confidential and shall not be voluntarily disclosed to any third party or used by Perma-Fix for its benefit or the benefit of any other person, except for such information or documents (i) available generally to the public, (ii) in the possession of Perma-Fix prior to its receipt under this Agreement, (iii) obtained by Perma-Fix from a third party who has an independent right to such information or documents, or (iv) as otherwise required by law to be disclosed; provided, however, that any confidentiality requirements contained in this Section shall terminate and be null and void twelve (12) months from the date of this Agreement.

            7.1.2     Business Organization of M&EC. To cause M&EC, to the extent required for continued operation of M&EC's business without impairment, to use M&EC's best efforts to preserve substantially intact the business organization of M&EC to keep available the services of the present officers and employees of M&EC and to preserve the present relationships of M&EC with persons having significant business relations therewith such as suppliers, customers, brokers, agents or otherwise.

            7.1.3    Ordinary Course of Business To cause M&EC to conduct M&EC's businesses only in the ordinary course and, by way of amplification and not limitation, M&EC will not without the prior written consent of Perma-Fix (except as otherwise specifically provided in this Agreement):

                        7.1.3.1     issue any capital stock or make any changes to its authorized, issued or outstanding capital stock, grant any stock options or rights to acquire shares of any of its capital stock or any security convertible into any class of its capital stock or agree to do any of the foregoing; or

                        7.1.3.2     declare, set aside, or pay any dividend or distribution with respect to any of its capital stock or any other securities convertible into any class of capital stock; or

                        7.1.3.3    directly or indirectly redeem, purchase or otherwise acquire any of its capital stock or enter into any agreement to purchase or redeem any of the Common Stock except pursuant to Section 5.15; or

                        7.1.3.4     effect a split or reclassification of any of its capital stock convertible into any class of capital stock, purchase, redeem, retire or otherwise acquire any shares of any class of its capital stock or any security convertible into any class of its capital stock or agree to do any of the foregoing; or

                        7.1.3.5     change its charter or bylaws; or

                        7.1.3.6     except consistent with past practices, grant any increase in the compensation payable or to become payable by it to its officers or employees or any increase, regardless of amount, in any bonus, insurance, pension or other benefit plan, program, payment or arrangement made to, for, or with any officers or employees; or

                        7.1.3.7    engage in any transaction not in the ordinary course of business; or

                        7.1.3.8     borrow or agree to borrow any funds or assume, endorse, guarantee or agree to guarantee or otherwise as an accommodation become liable or responsible for obligations of any other individual, firm or corporation; or

                        7.1.3.9       waive any rights of substantial value; or

                        7.1.3.10    enter into an agreement, contract or commitment which, if entered into prior to the date of this Agreement, would be required to be listed in a Schedule pursuant to the terms of this Agreement or is in excess of Ten Thousand Dollars ($10,000.00); or

                        7.1.3.11    acquire any Real Property; or

                        7.1.3.12    enter into any agreement with the Stockholders, M&EC or any of their Affiliates, officers or directors; or

                        7.1.3.13    adopt, enter into, or amend materially any employment contract or any bonus, stock option, profit-sharing, pension, retirement, incentive, or similar employee benefit program; or

                        7.1.3.14     pay or incur any obligation or liability, absolute or contingent, other than liabilities incurred in the ordinary and usual course of its business; or

                        7.1.3.15    mortgage, pledge, or subject to lien or other encumbrance any of its properties or assets; or

                        7.1.3.16    except for transactions in the ordinary and usual course of its business, sell or transfer any of its properties or assets or cancel, release or assign any indebtedness owed to it or any claims held by it; or

                        7.1.3.17     make any investment of a capital nature in excess of Ten Thousand Dollars ($10,000.00) for any one item or group of similar items, contributions to capital, property transfers, or otherwise, or by the purchase of any property or assets of any other individual, firm, or corporation; or

                        7.1.3.18    enter into any other agreement not in the ordinary and usual course of business; or

                        7.1.3.19    merge or consolidate with any other corporation, acquire any of its assets or capital stock, solicit any offers for any of its assets or capital stock, or, except in the ordinary course of business, acquire any assets of any other person, corporation, or other business organization, or enter into any discussions with any person concerning, or agree to do, any of the foregoing; or

                        7.1.3.20     enter into any transaction or take any action which would, if effected prior to the Closing, constitute a breach of any of the representations, warranties or covenants contained in this Agreement.

          7.1.4     Sale of Assets. Without the prior written consent of Perma-Fix, M&EC will not undertake or enter into any sale, disposition, surrender, acquisition, agreement or transaction relating to any of its assets except in the ordinary course of business or as contemplated by this Agreement.

7.2     No Selling of Shares or Granting of Options. Prior to the Closing, except for (i) as otherwise expressed provided in this Agreement, and (ii) the conversion of the Class A Preferred Stock into Common Stock as described in this Agreement, none of the Stockholders nor M&EC shall sell, transfer, assign or otherwise dispose of any of the Shares or grant any options, warrants, or other rights to purchase or otherwise acquire any Shares or other shares of the capital stock of M&EC or issue any securities convertible into any shares of the capital stock of M&EC.

7.3     Consents. M&EC, the Stockholders and Perma-Fix shall each use their best efforts to obtain the consent or approval of each person or Governmental Authority whose consent or approval shall be required in order to permit M&EC, the Stockholders or Perma-Fix, as the case may be, to consummate the transactions contemplated by this Agreement.

7.4     Governmental Reports. Between the date of this Agreement and the Closing, the Stockholders and M&EC shall furnish, make available to Perma-Fix any and all reports, not heretofore delivered to Perma-Fix under this Agreement or which are filed subsequent to the date of this Agreement, to any state, federal or local government, agency or department, including, but not limited to, the SEC, the IRS, the EPA, the FTC and the TDEC relating, directly or indirectly to, M&EC.

7.5     Conduct of Business. Prior to the Closing, M&EC shall, and the Controlling Shareholders shall cause M&EC to, conduct its business in the ordinary and usual course as heretofore conducted and to use its best efforts (i) to preserve its business and business organization intact; (ii) to keep available to M&EC the services of the present officers and employees of M&EC; (iii) to preserve the goodwill of customers and others having business relations with M&EC; (iv) to maintain its properties in customary repair, working order and condition (reasonable wear and tear excepted); (v) to comply with all Laws applicable to it and the conduct of its businesses; (vi) to keep in force at not less than their present limits all existing policies of insurance; (vii) to make no Material changes in the customary terms and conditions upon which it does business; (viii) to duly and timely file all reports, returns, and other documents required to be filed with federal, state, local and other Governmental Authorities; and, (ix) unless it is contesting the same in good faith and has established reasonable reserves therefore, to pay, when required to be paid, all Taxes indicated by Returns so filed or otherwise lawfully levied or assessed upon it or any of its properties and to withhold or collect and pay to the proper Governmental Authorities or hold in separate bank accounts for such payment all taxes and other assessments which it believes in good faith to be required by Law to be so withheld or collected.

7.6     Governmental Approvals. Prior to Closing, each of M&EC and the Controlling Stockholders shall use its best efforts in good faith to take or cause to be taken as promptly as practicable all such steps as shall be necessary to obtain all required Governmental Approvals as promptly as practicable to consummate the transactions contemplated by this Agreement.

7.7     IRS and ERISA Matters. Prior to Closing, each of M&EC and the Controlling Stockholders shall use his, her, or its best efforts in good faith to finalize the IRS M&EC Settlement Agreement, the IRS PDC/MTI Settlement Agreement, the ERISA M&EC Resolution Agreement, and the ERISA PDC/MTI Resolution Agreement, all to the sole satisfaction of Perma-Fix.

7.8     Encumber. Neither M&EC, nor any of the Stockholders shall sell, pledge, encumber or otherwise hypothecate or transfer or grant an option, warrant or right to sell or dispose of any shares of capital stock of M&EC prior to the Closing other than pursuant to this Agreement.

7.9     Public Announcements. Perma-Fix and the Stockholders agree that they will consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby and any press release or any public statement shall be subject to mutual agreement of the parties, except as may be required by the disclosure obligations of either party or their Affiliates under applicable securities law.

7.10     Notification. M&EC and the Stockholders shall give Perma-Fix prompt written notice of (i) the existence of any fact or the occurrence of any event which constitutes, or with the giving of notice or the passage of time or both would constitute a Material breach of any representation or warranty of M&EC or any of the Stockholders made herein or pursuant hereto and (ii) the taking of any action by M&EC or the Stockholders that would Materially breach or violate, or constitute a default under, any agreement or covenant of M&EC or the Stockholders made herein or pursuant hereto. Upon the giving of such notice, Perma-Fix may terminate this Agreement within ten (10) days of receipt of such notice if the development that is the subject of the notice has had, will have, or could have a Material adverse effect upon the financial condition, business operations, or prospects of M&EC.

7.11    Filings. The parties hereto shall, as promptly as practicable after the date hereof, submit applications, all documents, reports and notifications, and satisfy all requests for additional information, if any, pursuant to 40 Code of Federal Regulations ("CFR") Part 270 and all other requirements under any and all applicable Environmental Laws, with regard to the transfer of, or changes in the ownership or operational control of M&EC or the permits, licenses or approvals held or used by M&EC relating to the businesses of M&EC. Each of the parties hereto agree to reasonably cooperate with each other to obtain all authorizations required under any and all applicable laws, to consummate the transactions contemplated hereby.

7.12     Supplemental Disclosure. M&EC and the Stockholders agree that, with respect to their representations and warranties made in this Agreement, they will have a continuing obligation to supplement or amend the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules hereto. Upon the supplementing or amending of any Schedules by M&EC or the Stockholders or the discovery of any matters by Perma-Fix in the course of its investigations, Perma-Fix may, at its option, within ten (10) days of such amendment or discovery terminate this Agreement if the amendment or discovery has had, will have, or could have a Material effect upon the financial condition, business operations, or prospects of M&EC without any liability or obligation on the part of Perma-Fix.

7.13     SEC Filings. Perma-Fix shall provide the Stockholders with all reports and other filings it makes with the SEC under the Securities Act or under the Exchange Act from the date of this Agreement to the Closing.

7.14     Information for SEC Filings. The parties hereto will each furnish to the other such data and information relating to it as the other may reasonably request for the purpose of including such data and information in documents to be filed with the SEC by Perma-Fix.

7.15     Financial Statements. M&EC shall have prepare, audit and deliver to Perma-Fix true, correct and complete copies of the Financial Statements, all of which shall have been examined by an independent certified public accountants, and be in accordance with Regulation S-X (17 C.F.R. Part 210) and GAAP, consistently applied.

7.16     Series A Preferred Stock Conversion and Elimination. Prior to the Closing Date, all of the issued and outstanding shares of the Series A Preferred Stock shall have been converted into Common Stock pursuant to the terms of the Series A Preferred Stock and there shall be no shares of Series A Preferred Stock remaining outstanding. M&EC shall have filed the Series A Certificate of Elimination with the Tennessee Secretary of State, which Series A Certificate of Elimination shall be satisfactory to Perma-Fix in its sole discretion and which shall be in effect in its entirety, without alteration or amendment, as of the Closing.

7.17     Outstanding Obligations. At the Closing, all of the Outstanding Obligations of M&EC shall not exceed $8,365,000 (excluding the indebtedness to Perma-Fix), and M&EC shall be released from all such Outstanding Obligations, except for the Excluded Obligations, in excess of $8,365,000 (excluding the indebtedness of M&EC to Perma-Fix) on terms satisfactory to Perma-Fix in its sole discretion.

7.18     Ray Bell. At Closing, Ray Bell shall have agreed in writing to exchange the obligations due by M&EC to Ray Bell, which is approximately $350,000, for Perma-Fix Common Stock, with the number of Perma-Fix Common Stock shares determined by dividing the lesser of $350,000 or the amount of the obligations due by M&EC to Ray Bell at Closing by $1.50, and M&EC shall be released from all such obligations held by Ray Bell on terms satisfactory to Perma-Fix. In addition, at the Closing, Ray Bell shall have executed and delivered to Perma-Fix an Investor Questionnaire containing terms similar to the Investor Questionnaire executed or to be executed by the Stockholders and terms set forth in Article 5 of the Agreement.

7.19     Holders of M&EC Promissory Notes. On or prior to the Closing, agreements restructuring M&EC obligations represented by promissory notes (other than Related Party Debt) shall have been entered into by M&EC with all of holders of such promissory notes, with the terms of such agreement satisfactory to Perma-Fix. As of the date hereof, holders of such M&EC promissory notes are listed by name and amounts on Exhibit F attached hereto.

7.20     Related Party Debt. On or prior to the Closing, each of the Stockholders that holds Related Party Debt shall have entered into a full and complete release releasing M&EC from all of such Related Party Debt or terms satisfactory to Perma-Fix in consideration of the issurance by Perma-Fix of Perma-Fix Common Stock as part of the purchase price, plus payment of accrued interest on the Related Party Debt as of the closing as follows: 25% at Closing and 75% payable in 12 equal monthly payments, with each monthly payment equal to 6.25% of the accrued interest on the Related Party Debt, with the first installment beginning 30 days after the Closing.

7.21     Promissory Notes; Security Agreement; Financing Statement. Prior to or at the Closing, (i) M&EC shall execute the M&EC Promissory Notes, in the aggregate principal amount of the total of the Prior Loans, the Additional Loans, and all interest accrued from the date each loan was made until the date of execution of the applicable M&EC Promissory Note, (ii) M&EC shall execute the M&EC Security Agreement granting to Perma-Fix a security interest in its assets as security for meeting its obligations under the M&EC Promissory Notes, including but not limited to, the obligation of repayment in full of the aggregate principal amount under the M&EC Promissory Notes, and (iii) M&EC shall execute and file the Financing Statement in all applicable jurisdictions which will perfect the interests granted to Perma-Fix under the M&EC Security Agreement. All of such items shall be performed on terms satisfactory to Perma-Fix in its sole discretion.

7.22     Amended Charter. Prior to the Closing Date, M&EC shall have filed the Amended Charter with the Tennessee Secretary of State, the form and content of which shall be satisfactory to Perma-Fix in its sole discretion, and which shall be in effect in its entirety, without alteration or amendment, as of the Closing.

7.23     Release of Price Judgment. Prior to, or at Closing, the Prices shall enter into a full and complete settlement and release regarding the judgement held by Price or the Prices against M&EC, which release which shall be satisfactory to Perma-Fix in its sole discretion.

7.24     Release of Abraham Claim. Prior to, or at Closing, the Abraham's shall enter into a full and complete settlement and release regarding M&EC which shall settle all obligations due and owing by M&EC to or regarding the Abraham's or claimed by the Abraham's or their Affiliates, known or unknown, contingent or absolute, which shall be satisfactory to Perma-Fix in its sole discretion.

7.25     Plan Participants. Prior to or at Closing, all of the participants in the Plans shall enter into a full and complete release of M&EC, Perma-Fix and plan fiduciaries from any ERISA M&EC Liability and/or ERISA PDC/MTI Liability to the satisfaction of Perma-Fix in its sole discretion.

ARTICLE 8

CONDITIONS OF TRANSACTIONS CONTEMPLATED BY AGREEMENT;
ABANDONMENT OF AGREEMENT

8.1   Closing Conditions of Perma-Fix. The obligations of Perma-Fix to consummate this Agreement or to effect the transactions contemplated by this Agreement shall be subject to the following conditions:

        8.1.1    Resolutions of Board of Directors and Stockholders of M&EC. M&EC shall have furnished to Perma-Fix, in form and substance satisfactory to Perma-Fix:

                    8.1.1.1     certified copies of resolutions of the shareholder and Board of Directors of M&EC, duly adopted by the Board of Directors and shareholder of M&EC, authorizing, the execution, delivery and performance of this Agreement by M&EC and its shareholder;

                    8.1.1.2     Incumbency certificate for the officers of M&EC.

         8.1.2    Delivery of Organizational Documents. The organizational documents creating the Stockholders, other than individuals, shall have been delivered to Perma-Fix evidencing, in form and content satisfactory to Perma-Fix that each of the Stockholders has the full, valid and legal capacity and authority to execute, deliver and perform all of its agreements, obligations, terms and conditions of this Agreement.

        8.1.3    Financing; Approval by Lender. Perma-Fix's lender shall have approved the transactions contemplated by this Agreement, and Perma-Fix shall have obtained financing on terms satisfactory to Perma-Fix in its sole discretion to enable Perma-Fix to consummate the transactions contemplated in this Agreement, including, but not limited to, the ability to finance the construction of the M&EC facility and which shall include the arrangement for M&EC of a working capital line of credit from and after consummation of the Acquisition.

        8.1.4     Amended Charter. Prior to the Closing Date, M&EC shall have filed the Amended Charter with the Tennessee Secretary of State, the form and content of which shall be satisfactory to Perma-Fix in its sole discretion, and which shall be in effect in its entirety, without alteration or amendment, as of the Closing.

        8.1.5    Outstanding Obligations. At the Closing, all of the Outstanding Obligations, shall not exceed $8,365,000 (excluding the obligations of M&EC due to Perma-Fix) and M&EC shall be released from all such Outstanding Obligations in excess of $8,365,000 on terms satisfactory to Perma-Fix in its sole discretion.

        8.1.6    Representations and Warranties of the Stockholders to be True and Correct and Compliance With Covenants. Except to the extent waived in writing by Perma-Fix hereunder, (i) the representations and warranties of the Stockholders herein contained, shall be true and correct in all Material respects on the Closing Date with the same effect as though made at such time; and (ii) the Stockholders shall have performed all of their obligations and complied with all covenants, obligations, and agreements required by this Agreement to be performed or complied with by the Stockholders on or prior to the Closing Date. The Stockholders shall also have delivered to Perma-Fix a certificate, dated the Closing Date and signed by each of the Stockholders, to both of the aforementioned effects. The Certificates are to be in form and substance satisfactory to Perma-Fix.

        8.1.7    Representations and Warranties of M&EC to be True and Compliance With Covenants. Except to the extent waived in writing by Perma-Fix hereunder, (i) the representations and warranties of M&EC herein contained, shall be true in all material respects on the Closing Date with the same effect as though made at such time; and (ii) M&EC shall have performed all obligations and complied with all covenants, obligations, and agreements required by this Agreement to be performed or complied with by M&EC on or prior to the Closing Date. M&EC shall also have delivered to Perma-Fix a certificate of

M&EC (in form and substance satisfactory to Perma-Fix), dated the Closing Date and signed by the chief executive officer of M&EC and each of the Controlling Shareholders, to both of the aforementioned effects.

             8.1.8    Third Party Consents. M&EC and the Stockholders shall have obtained consents to the transactions contemplated by this Agreement from the parties to all contracts, permits, agreements, debt instruments and other documents referred to in the Schedules delivered by M&EC and Stockholders to Perma-Fix in accordance with this Agreement or otherwise, which require such consents and consents from, or notification to, all Governmental Authorities which require such consents or notifications.

            8.1.9    No Material Adverse Change. There shall not have occurred (i) since December 31, 1999, any Material event, or (ii) any loss or damage to any of the properties or assets (whether or not covered by insurance) of M&EC which will materially affect or impair the ability of M&EC to conduct, after consummation of the transactions contemplated hereby, the business of M&EC as now being conducted by M&EC.

            8.1.10   Statutory Requirements; Litigation. In a manner satisfactory to Perma-Fix, (i) all statutory requirements for the valid consummation by M&EC and the Stockholders of the transactions contemplated by this Agreement shall have been fulfilled; all authorizations, consents and approvals of all Governmental Authorities required to be obtained in order to permit consummation by M&EC and the Stockholders of the transactions contemplated by this Agreement and to permit the business presently conducted by M&EC to continue unimpaired immediately following the Closing shall have been obtained; and, (ii) all applications for permits shall have been approved by the appropriate Governmental Authorities and all authorizations and approvals relating to all permits and licenses held by M&EC shall have been obtained from the appropriate Governmental Authorities under any and all of the Environmental Laws as a result of the change in ownership of M&EC, pursuant to the terms of this Agreement, with such permits, approvals and authorizations to be in form and substance satisfactory to Perma-Fix, so that M&EC is permitted to continue unimpaired immediately following the Closing Date the same business operations that M&EC carried on as of the date of this Agreement and the Closing Date. Between the date of this Agreement and the Closing, no Governmental Authority, whether federal, state or local, shall have instituted (or threatened to institute either orally or in a writing directed to any of M&EC and/or the Stockholders or any of their subsidiaries) an investigation which is pending on the Closing relating to this Agreement and the transactions contemplated hereby, and between the date of this Agreement and the Closing no action or proceeding shall have been instituted or, to the knowledge of Perma-Fix, shall have been threatened before a court or other governmental body or by any public authority to restrain or prohibit the transactions contemplated by this Agreement or to obtain damages in respect thereof.

        8.1.11   Opinion of Counsel of M&EC. Perma-Fix shall have received from William E. Mason, counsel to M&EC, or such other counsel acceptable to Perma-Fix and its counsel, an opinion or opinions, dated the Closing Date, with the form and contents thereof reasonably satisfactory to Perma-Fix and its counsel.

        8.1.12    Due Diligence. Perma-Fix shall have completed its financial due diligence of M&EC, with the results thereof satisfactory to Perma-Fix.

        8.1.13    Environmental Audit. Perma-Fix shall have conducted and completed an environmental review of M&EC, with results satisfactory to PESI.

        8.1.14    Stock Certificates. On the Closing, the Stockholders shall execute, endorse in blank and deliver to Perma-Fix, with signatures guaranteed by a bank or investment banking firm and in form acceptable to Perma-Fix, the stock certificates representing all of the Shares, duly and validly endorsed for transfer, free and clear of any and all Liens, all as terms satisfactory to Perma-Fix.

        8.1.15    Permits. All permits (including, but not limited to, all permits issued or issuable under all Environmental Laws) which Perma-Fix deems necessary to conduct M&EC's business after the Closing Date as currently conducted by M&EC shall have been (i) duly and validly transferred, or approved for transfer of control by Perma-Fix effective upon the Closing, in a manner satisfactory to Perma-Fix by all appropriate Governmental Authorities, or (ii) duly and validly issued to Perma-Fix by all appropriate Governmental Authorities, all in form and content satisfactory to Perma-Fix.

        8.1.16    No Liens on Assets. All assets of M&EC (real and personal) shall be free and clear of any and all Liens other than Liens filed by Perma-Fix, except as set forth on Schedule 22 hereof.

        8.1.17    Minute Books and Stock Ledgers. The Stockholders shall have delivered to Perma-Fix a current copy of the minute books and stock ledgers for M&EC.

        8.1.18    Financial Statements. Perma-Fix shall have received Audited Financial Statements ("M&EC Audited Financial Statement") of M&EC for all years required to be included in the Form 8-K to be filed by Perma-Fix as a result of consummation of this Agreement and as required by Regulation S-X (17 CFR Part 210), with such audited financial statements to be prepared in accordance with Regulation S-X (17 CFR Part 210) and GAAP, consistently applied throughout the periods.

        8.1.19    Good Standing Certificates. Good standing and tax certificates (or analogous documents), dated as close as practicable to the Closing, from the appropriate authorities in each jurisdiction of incorporation of M&EC and in each jurisdiction in which M&EC is qualified to do business, showing M&EC to be in good standing and to have paid all taxes due in the applicable jurisdiction.

        8.1.20    Resignation of Directors. All of the directors of M&EC shall have resigned as members of the Board of Directors of M&EC, effective as of the Closing Date.

        8.1.21    IRS Claims. M&EC and the applicable Governmental Authorities shall have entered into the IRS Settlement Agreement, the form and content of which is satisfactory to Perma-Fix in its sole discretion, which shall, subject to Closing, settle the IRS M&EC Claims on terms and conditions satisfactory to Perma-Fix in its sole discretion. PDC, MTI, and the applicable Governmental Authorities shall have entered into the IRS PDC/MTI Settlement Agreement, the form and content of which is satisfactory to Perma-Fix in its sole discretion, which shall settle the IRS PDC/MTI Claims, pursuant to Section 1.22, hereof, release M&EC from the IRS PDC/MTI Claims and be in form and content satisfactory to Perma-Fix, M&EC and PDC.

        8.1.22    ERISA Liability. M&EC and the applicable Governmental Authorities shall have entered into the ERISA M&EC Resolution Agreement, the form and content of which is satisfactory to Perma-Fix in its sole discretion, which shall, subject to Closing, settle the ERISA M&EC Liability (including interest, penalties and excise taxes related thereto). PDC, MTI, and the applicable Governmental Authorities shall have entered into the ERISA PDC/MTI Resolution Agreement, the form and content of which is satisfactory to Perma-Fix in its sole discretion, which shall settle the ERISA PDC/MTI Liability, as described in Section 1.11 hereof, and release M&EC from the ERISA PDC/MTI Liability.

        8.1.23    Promissory Notes; Security Agreement; Financing Statement. Prior to or at the Closing, (i) M&EC shall execute the M&EC Promissory Notes, in the aggregate principal amount of the total of the Prior Loans, the Additional Loans, and all interest accrued from the date each loan was made until the date of execution of the applicable M&EC Promissory Note, (ii) M&EC shall execute the M&EC Security Agreement granting to Perma-Fix a security interest in its assets as security for meeting its obligations under the M&EC Promissory Notes, including but not limited to, the obligation of repayment in full of the aggregate principal amount under the M&EC Promissory Notes, and (iii) M&EC shall execute and file the Financing Statement in all applicable jurisdictions which will perfect the interests granted to Perma-Fix under the M&EC Security Agreement. All of such items shall be performed on terms satisfactory to Perma-Fix in its sole discretion.

        8.1.24    Stockholder Approval. The Stockholders of M&EC shall have unanimously approved the Acquisition pursuant to the laws of the state of incorporation of M&EC and no Stockholders of M&EC.

        8.1.25    Officer and Director Waiver. Each officer and director of M&EC shall have executed and delivered to Perma-Fix an agreement, in form and substance satisfactory to Perma-Fix pursuant to which each such officer and director shall waive any and all rights to indemnification which any such officer and director may have from M&EC pursuant to M&EC's Certificate of Incorporation, Bylaws, any indemnification agreements, or otherwise.

        8.1.26    Bechtel Jacobs Contracts. As of Closing, M&EC shall have obtained a certification, in form and substance satisfactory to Perma-Fix in its sole discretion stating that none of the contracts between M&EC and Bechtel-Jacobs Company including, but not limited to those listed on Schedule ____, attached hereto, are in default.

        8.1.27    Intentionally left blank.

        8.1.28    Indebtedness of Stockholders, etc. As of Closing, none of the Stockholders, officers, directors or employees of M&EC or any of their Affiliates shall be indebted to M&EC. At the closing, each of the Stockholders shall have executed and delivered to Perma-Fix releases releasing M&EC from any and all outstanding obligations due by M&EC to the Stockholders.

        8.1.29    Amended Charter. Prior to the Closing Date, M&EC shall have filed the Amended Charter with the Tennessee Secretary of State, the form and content of which shall be satisfactory to Perma-Fix in its sole discretion, and which shall be in effect in its entirety, without alteration or amendment, as of the Closing.

        8.1.30    Release of Price Judgment and Claims. Prior to, or at Closing, the Prices shall enter into a full and complete settlement and release regarding M&EC which shall settle all obligations due and owing by M&EC to or regarding the Prices or their Affiliates or claimed by the Prices or their Affiliates, known or unknown, contingent or absolute, as of the Closing Date which shall be satisfactory to Perma-Fix in its sole discretion.

        8.1.31    Release of Abraham Claims. Prior to, or at Closing, the Abraham's shall enter into a full and complete settlement and release regarding M&EC which shall settle all obligations due and owing by M&EC to or regarding the Abraham's or their Affiliates or claimed by the Abraham's or their Affiliates, known or unknown, contingent or absolute, as of the Closing Date which shall be satisfactory to Perma-Fix in its sole discretion.

        8.1.32    No Outstanding Shares. As of Closing, there shall be no issued and outstanding securities, warrants, options, agreements or understandings convertible or exercisable into voting capital stock of M&EC other than those acquired by Perma-Fix hereunder.

        8.1.33   Termination of Plan. Prior to Closing, M&EC 401(k) Plan shall be terminated in a manner satisfactory to Perma-Fix.

        8.1.34    Medical Insurance. Perma-Fix shall have received evidence satisfactory to it in its sole discretion showing that none of the M&EC provided medical insurance covering the employees of M&EC has lapsed prior to Closing.

        8.1.35    Plan Participants. Prior to or at Closing, all of the participants in the Plans shall have entered into a full and complete release of M&EC, Perma-Fix and plan fiduciaries from any ERISA M&EC Liability and/or ERISA PDC/MTI Liability to the satisfaction of Perma-Fix in its sole discretion.

        8.1.36    Consulting Agreement with Bill Hillis. On or prior to the Closing, the Company and Bill Hillis shall have entered into a six (6) year consulting agreement, for $150,000 per year, the terms of which shall be satisfactory to Perma-Fix and Bill Hillis.

8.2    Conditions to Obligations of M&EC and The Stockholders The obligation of M&EC and the Stockholders to consummate this Agreement or to effect the transactions contemplated by this Agreement shall be subject to the following conditions:

           8.2.1    Resolutions of Perma-Fix Board of Directors and Shareholders. Perma-Fix shall have furnished the Stockholders with:

                        8.2.1.1    certified copies of resolutions duly adopted by the Board of Directors of Perma-Fix approving and authorizing execution, delivery and performance of the transactions contemplated by this Agreement;

                        8.2.1.2    Incumbency Certificates for the officers of Perma-Fix.

            8.2.2    Representations and Warranties of Perma-Fix to be True. Except to the extent waived hereunder, (i) the representations and warranties of Perma-Fix herein contained shall be true in all material respects at the Closing with the same effect as though made at such time, except for such which do not have a material effect on Perma-Fix and its subsidiaries, taken as a whole; and (ii) Perma-Fix shall have performed all material obligations and complied with all material covenants required by this Agreement to be performed or complied with by it prior to the Closing. Perma-Fix shall also have delivered to the Stockholders a certificate of Perma-Fix, dated the Closing and signed by its President or a Vice President to both of the aforementioned effects.

            8.2.3    No Material Adverse Change. Except as otherwise disclosed in this Agreement or as publicly disclosed to the shareholders of Perma-Fix or contained in the Perma-Fix SEC Filings, there shall not have occurred (i) any material adverse change since December 31, 1999, in the consolidated financial condition of Perma-Fix (it being understood that anything disclosed in any of the financial data furnished by Perma-Fix to the Stockholders pursuant to this Agreement, or in an annual, interim or other report filed by Perma-Fix with the SEC or press releases issued by Perma-Fix (copies of which shall have been furnished to the Stockholders) since December 31, 1999, and prior to the date of this Agreement (copies of which shall have been furnished to M&EC and the Stockholders), shall not constitute such a material adverse change or (ii) any loss or damage to any of the material properties or assets of Perma-Fix which would have a material Adverse Effect on Perma-Fix and its subsidiaries considered as a whole.

            8.2.4    Opinion of Counsel of Perma-Fix. The Stockholders shall have received from Conner & Winters, a Professional Corporation, counsel to Perma-Fix, or such other counsel reasonably acceptable to the Stockholders and their counsel, an opinion, dated the Closing Date, with the form and content thereof reasonably satisfactory to M&EC and its counsel.

 8.3    Joint Closing Conditions of Perma-Fix and the Stockholders.

           8.3.1    Series A Preferred Stock Conversion and Elimination. Prior to the Closing Date, all of the issued and outstanding shares of the Series A Preferred Stock shall have been converted into Common Stock pursuant to the terms of the Series A Preferred Stock and or in a manner satisfactory to Perma-Fix and there shall be no shares of Series A Preferred Stock remaining outstanding at the Closing. M&EC shall have filed the Series A Certificate of Elimination with the Tennessee Secretary of State, which Certificate of Elimination shall be satisfactory to Perma-Fix in its sole discretion and which shall be in effect in its entirety, without alteration or amendment, as of the Closing.

            8.3.2   Litigation. Between the date of this Agreement and the Closing, no Governmental Authority, whether federal, state or local, shall have instituted (or threatened to institute, either orally or in writing, directed to the any of the Stockholders, Perma-Fix, M&EC, or any of their subsidiaries or Affiliates) an investigation which is pending on the Closing Date relating to the transactions contemplated by this Agreement and between the date of this Agreement and the Closing Date, no action or proceeding shall have been instituted or, to the knowledge of the Stockholders, Perma-Fix or M&EC, shall have been threatened before a court or other governmental body or by any public authority to restrain or prohibit the transactions contemplated by this Agreement or to obtain damages in respect thereof.

8.4    Termination of Agreement and Abandonment of Acquisition. Except as otherwise provided in Section 9 hereof, this Agreement and the transactions contemplated hereby may be terminated at any time before the Closing, as follows and in no other manner:

        8.4.1    Conditions of the Stockholders or M&EC Not Met. By Perma-Fix if, by June 30, 2001, the conditions set forth in Section 8.1 or Section 8.3 of this Article 8 shall not have been met (or waived as provided in Article 9 of this Agreement).

        8.4.2    Conditions of Perma-Fix Not Met. By the Stockholders if, by June 30, 2001, the conditions set forth in Section 8.2 or Section 8.3 of this Article 8 shall not have been met (or waived as provided in Article 9 of this Agreement).

        8.4.3    Mutual Consent. By the mutual written consent of both Perma-Fix and M&EC

8.5    Expenses. Each party shall bear its own out-of-pocket expenses incurred in connection with the transactions contemplated by this Agreement, including, without limitation, all legal, accounting, consulting, brokers, advisory, travel, communications and other similar fees and expenses; provided, however, that any and all such expenses incurred by M&EC or the Stockholders in connection with this Agreement and consummation of the transactions contemplated by this Agreement shall be considered as incurred by the Stockholders and shall be paid by the Stockholders, except Perma-Fix agrees to pay M&EC's counsel an amount not to exceed $15,000 for services rendered in connection with this transaction.

ARTICLE 9

TERMINATION OF OBLIGATIONS AND WAIVER OF CONDITIONS

9.1    Termination. In the event that this Agreement shall be terminated pursuant to Section 8.4 hereof, all further obligations of the parties hereto under this Agreement shall terminate without further liability of any party to another and each party hereto will pay its own costs and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel.

9.2    Waiver. If any of the conditions specified in Section 8.1 or Section 8.3 of Article 8 hereof has not been satisfied, Perma-Fix may nevertheless at the election of Perma-Fix proceed with the transactions contemplated hereby; and, if any of the conditions specified in Section 8.2 or Section 8.3 of Article 8 hereof has not been satisfied, the Stockholders may nevertheless at the Stockholders' election proceed with the transactions contemplated hereby. Any such election to proceed shall be evidenced by a certificate executed on behalf of the electing party. Any such waiver shall not be considered as a waiver of any of the other terms and provisions of this Agreement by the electing party.

ARTICLE 10

INDEMNIFICATION AND SURVIVAL OF
REPRESENTATIONS AND WARRANTIES

10.1    Indemnification by the Controlling Stockholders. The Controlling Stockholders shall, jointly and severally, defend, indemnify and hold harmless each of Perma-Fix, M&EC, and each of their officers, directors, employees, agents, representatives and Affiliates from and against any and all claims, judgments, demands, damages, penalties, fines, losses, orders (judicial or administrative), decrees, liabilities, obligations, costs, claims and expenses (including, without limitation, reasonable attorneys' fees and accountant fees) which any of Perma-Fix, and/or each of their officers, directors, employees, agents, representatives and Affiliates incurs or suffers or may incur or suffer at any time as a result of or in connection with or arising out of (i) any representation or warranty made by any of M&EC and/or such controlling Stockholder in this Agreement or any certificate or other document delivered to Perma-Fix pursuant to this Agreement that is false or misleading; (ii) any breach of or failure to perform any agreements, covenants, promises or obligations of M&EC and/or such controlling Stockholder contained in this Agreement; (iii) any liabilities, obligations or claims arising in any way from any and all federal or state income tax liability or ERISA liability which M&EC may incur or be liable to pay for any reason whatsoever for any and all periods prior to the Closing Date, including, but not limited to, the IRS M&EC Claims, the IRS PDC/MTI Liability, the ERISA M&EC Claims, and the ERISA PDC/MTI Liability, except to such extent PESI has agreed to pay such claims on liabilities in this Agreement; (iv) any and all other liabilities, obligations or claims incurred by M&EC prior to the Closing Date or arising in any way in connection with the business or operations of M&EC prior to the Closing Date and which have not been disclosed to Perma-Fix in writing on or prior to the Closing Date; or (v) any liabilities, obligations or claims brought under CERCLA or RCRA or any analogous state statute for the release or threatened release of any hazardous substances (as defined in CERCLA) or hazardous waste (as defined in RCRA) in which any of the Stockholders or M&EC knew was pending or threatened against M&EC as of the date hereof or at the Closing Date but failed for any reason to disclose such in this Agreement or was, directly or indirectly, caused by or resulted from the knowing or willful violation by the Controlling Stockholders or M&EC on or prior to the Closing Date of CERCLA, RCRA or any analogous state statute.

10.2    Indemnification by the Stockholders. The Stockholders shall severally defend, indemnify and hold harmless each of Perma-Fix, M&EC, and each of their officers, directors, employees, agents, representatives and Affiliates from and against any and all claims, judgments, demands, damages, penalties, fines, losses, orders (judicial or administrative), decrees, liabilities, obligations, costs, claims and expenses (including, without limitation, reasonable attorneys' fees and accountant fees) which any of Perma-Fix, and/or each of their officers, directors, employees, agents, representatives and Affiliates incurs or suffers or may incur or suffer at any time as a result of or in connection with or arising out of (i) any representation or warranty made by any of such Stockholders in this Agreement or any certificate or other document delivered to Perma-Fix pursuant to this Agreement that is false or misleading; (ii) any breach of or failure to perform any agreements, covenants, promises or obligations of the Stockholders contained in this Agreement.

10.3    Notice of Claim. Perma-Fix shall give the Controlling Stockholders or Stockholder, as applicable, a written notice (the "Notice of Claim") within sixty (60) days of the discovery of any matter in respect of which the right to indemnification contained in Article 10 can be claimed. Notwithstanding the foregoing, failure to give such notice will not terminate any obligation of the Controlling Stockholders and/or Stockholders hereunder.

10.4    Survival of Representations and Remedies. All representations and warranties contained in this Agreement shall survive the Closing, regardless of the investigation made by either party hereto. This Agreement and all covenants and agreements contained in this Agreement shall survive the Closing.

ARTICLE 11

MISCELLANEOUS

11.1     Entire Agreement and Amendment. This Agreement, including the Exhibits and Schedules hereto and thereto, sets forth the entire agreement and understanding between the parties and merges and supersedes all prior discussions, agreements and understandings of every kind and nature among them as to the subject matter hereof, and no party shall be bound by any condition, definition, warranty or representation other than as expressly provided for in this Agreement or as may be on a date on or subsequent to the date hereof duly set forth in writing signed by each party which is to be bound thereby. Unless otherwise expressly defined, terms defined in the Agreement shall have the same meanings when used in any Exhibit or Schedule and terms defined in any Exhibit or Schedule shall have the same meanings when used in the Agreement or in any other Exhibit or Schedule. This Agreement (including the Exhibits and Schedules hereto) shall not be changed, modified or amended except by a writing signed by each party to be charged and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by each party to be charged.

11.2    Taxes. Any Taxes in the nature of a sales or transfer tax (including any realty transfer tax or realty gains transfer tax), and any stock transfer tax, payable on the consummation of any other transaction contemplated hereby shall be paid by the Stockholders.

11.3    Governing Law. This agreement shall be construed in accordance with and governed by the Laws of Tennessee (except that laws of Delaware shall apply as the issuance of Perma-Fix Common Stock), without regard to the principles of conflicts of laws thereof.

11.4    Benefit of Parties; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Agreement may not be assigned by any of the parties hereto except with the prior written consent of the other parties hereto. Nothing herein contained shall confer or is intended to confer on any third party or entity which is not a party to this Agreement any rights under this Agreement.

11.5    Pronouns. Whenever the context requires, the use in this Agreement of a pronoun of any gender shall be deemed to refer also to any other gender, and the use of the singular shall be deemed to refer also to the plural.

11.6    Headings. The headings in the sections, paragraphs, Schedules and Exhibits of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof. The words "herein", "hereof", "hereto" and "hereunder", and other words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement.

11.7    Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if sent by registered mail or certified mail, postage prepaid, addressed:

            If to Perma-Fix:                     Perma-Fix Environmental Services, Inc.
                                                          1940 Northwest 67th Place
                                                          Gainesville, Florida 32653
                                                          Attention: President

            With a copy to:                     Irwin H. Steinhorn, Esquire
                                                         Conner & Winters
                                                         One Leadership Square
                                                         211 North Robinson, Suite 1700
                                                         Oklahoma City, Oklahoma 73102

        If to M&EC (before Closing)
        or the Stockholders:                 Mr. Joe W. Anderson
                                                         East Tennessee Materials and Energy Corporation
                                                         109 Jefferson Avenue
                                                         Oak Ridge, Tennessee 37830

        With a copy to:                         William E. Mason, Esquire
                                                         William E. Mason, PC
                                                          P. O. Box 11181
                                                          Knoxville, Tennessee 37939

                                                          G. Mark Mamantov, Esquire
                                                          Bass, Berry & Sims, PLC
                                                          900 South Gay Street
                                                          Suite 1700
                                                          Knoxville, Tennessee 37902

                                                          H. Warren Sanger, Esquire
                                                          Bass, Berry & Sims, PLC
                                                          900 South Gay Street
                                                          Suite 1700
                                                          Knoxville, Tennessee 37902

    or to such other address as shall be furnished in writing by either party. Any such notice or communication shall be deemed to have been given as of three (3) days after posting, one (1) day after next day delivery service or upon personal delivery.

11.8     Time. Time is of the essence of this Agreement.

11.9     Severability. Each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law; but, if any provision of this Agreement is held to be invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

11.10 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to each of the other parties hereto.

(Balance of page intentionally left blank.)

        IN WITNESS WHEREOF, the parties hereto execute this Agreement on the 18th of January, 2001.

                                                                     PERMA-FIX ENVIRONMENTAL SERVICES, INC.

                                                                     By:   /s/ Louis Centofanti
                                                                           Name: Dr. Louis F. Centofanti
                                                                           Title: President

                                                                     EAST TENNESSEE MATERIALS AND
                                                                     ENERGY CORPORATION

                                                                      By:    /s/ Joe W. Anderson
                                                                           Name: Joe W. Anderson
                                                                           Title: Chairman and Chief Executive Officer

                                                                     PERFORMANCE DEVELOPMENT CORPORATION

                                                                      By:   /s/ John F. Cox
                                                                           Name: John F. Cox
                                                                           Title: President

                                                                         /s/ Joe W. Anderson
                                                                     Joe W. Anderson, individually

                                                                          /s/ Joe W. Anderson  (power of attorney)
                                                                     M. Joy Anderson, individually

                                                                       /s/ Russell R. Anderson / /s/ Cindy E. Anderson
                                                                     Russell R. and Cindy E. Anderson, individually

                                                                     CHARITABLE REMAINDER UNITRUST
                                                                     OF WILLIAM PAUL COWELL

                                                                      By:    /s/ Kevin Cowell
                                                                           Name: Kevin Cowell
                                                                           Title: Trustee

                                                                       /s/ Joe B. Fincher / /s/ Angela H. Fincher
                                                                     Joe B. and Angela H. Fincher, individually

                                                                      KEN-TEN PARTNERS

                                                                     By:    /s/ James C. Powers
                                                                           Name:   James C. Powers
                                                                           Title: General Partner

                                                                        /s/ Michael W. Light
                                                                     Michael W. Light, individually

                                                                     MANAGEMENT TECHNOLOGIES, INCORPORATED

                                                                       By:    /s/ Joe W. Anderson
                                                                            Name: Joe W. Anderson
                                                                            Title: President

                                                                     M&EC 401(K) PLAN AND TRUST

                                                                      By :       /s/ Ron W. Anderson
                                                                           Name:    Ron W. Anderson
                                                                           Title:    Member M&EC 401K
                                                                      By :       /s/ James C. Powers
                                                                           Name:    James C. Powers
                                                                           Title:    Manager of Business Operations

                                                                       By :       /s/ G. Michael Elliott
                                                                           Name:   G. Michael  Elliott
                                                                           Title:    Member

                                                                       PDC 401(K) PLAN AND TRUST

                                                                      By:     /s/ John Cox
                                                                           Name:    John Cox
                                                                           Title:       Member

                                                                     By:     /s/ James S. Berry
                                                                           Name:    James S. Berry
                                                                           Title:       Member

                                                                     By:     /s/ Jane Longendorfer
                                                                           Name:    Jane Longendorfer
                                                                           Title:       Member

                                                                     By:     /s/ Peter L. Bigarel
                                                                           Name:    Peter L. Bigarel
                                                                           Title:

                                                                    By:     /s/ Jerome J. Figenbach, Jr.
                                                                           Name:    Jerome J. Figenbach, Jr.
                                                                           Title:     Member

                                                                     By:     /s/ Richard L. Parker
                                                                           Name:    Richard L. Parker
                                                                           Title:      Vice President - PDC

                                                                     By:     /s/ Richard W. Schenk
                                                                           Name:    Richard W. Schenk
                                                                           Title:

                                                                       /s/ Robert N. Parker
                                                                       Robert N. Parker, individually

                                                                        /s/ James C. Powers
                                                                      James C. Powers, individually

                                                                     RICHARD WILLIAM SCHENK, TRUSTEE
                                                                     OF THE RICHARD SCHENK TRUST DATED
                                                                     NOVEMBER 5, 1998,

                                                                      By:    /s/ Richard William Schenk
                                                                           Name: Richard William Schenk
                                                                           Title: Trustee

                                                                      TALAHI PARTNERS

                                                                      By:   /s/ Janet H. Mason, GP
                                                                           Name: Janet H. Mason
                                                                           Title: General Partner

                                                                      HILLIS ENTERPRISES, INC.

                                                                      By:    /s/ Bill J. Hillis
                                                                           Name: Bill J. Hillis
                                                                           Title: President

                                                                         /s/ J. Tom Price
                                                                      Tom Price, individually

                                                                        /s/ Virginia Price
                                                                      Virginia Price, individually

                                                                        /s/ Thomas John Abraham, Jr.
                                                                     Thomas John Abraham, Jr., individually

                                                                         /s/ Donna Ferguson Abraham
                                                                      Donna Ferguson Abraham, Jr., individually

                                                                         /s/ Bill J. Hillis
                                                                      Bill J. Hillis, individually